Exhibit 10.10

CONFIDENTIAL TREATMENT REQUESTED

Certain portions of this document have been omitted pursuant to a request for Confidential Treatment and,

where applicable, have been marked with “[***]” to indicate where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Execution Version

Published CUSIP Number: 83414VAE7

CREDIT AGREEMENT

Dated as of September 10, 2012

among

SOLARCITY CORPORATION,

as the Borrower,

THE SUBSIDIARIES OF THE BORROWER PARTY HERETO,

as the Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swingline Lender and

L/C Issuer,

and

THE LENDERS PARTY HERETO

BANK OF AMERICA MERRILL LYNCH,

as Sole Lead Arranger and Sole Book Manager

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

i

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

BORROWER PREPARED SCHEDULES

Schedule 1.01(c)	Authorized Officers
Schedule 5.10	Insurance
Schedule 5.12	Pension Plans
Schedule 5.20(a)	Subsidiaries, Partnerships and Other Equity Investments
Schedule 5.20(b)	Loan Parties
Schedule 5.21(b)	Intellectual Property
Schedule 5.21(c)	Documents, Instrument, and Tangible Chattel Paper
Schedule 5.21(d)(i)	Deposit Accounts & Securities Accounts
Schedule 5.21(d)(ii)	Electronic Chattel Paper & Letter-of-Credit Rights
Schedule 5.21(e)	Commercial Tort Claims
Schedule 5.21(f)	Pledged Equity Interests
Schedule 5.21(g)(i)	Mortgaged Properties
Schedule 5.21(g)(ii)	Other Properties
Schedule 5.21(h)	Material Contracts
Schedule 7.01	Existing Liens
Schedule 7.02	Existing Indebtedness
Schedule 7.03	Existing Investments

ADMINISTRATIVE AGENT PREPARED SCHEDULES

Schedule 1.01(a)	Certain Addresses for Notices
Schedule 1.01(b)	Initial Commitments and Applicable Percentages
Schedule 1.01(e)	Mortgaged Property Support Documentation

EXHIBITS

Exhibit A	Form of Administrative Questionnaire
Exhibit B	Form of Assignment and Assumption
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Joinder Agreement
Exhibit E	Form of Loan Notice
Exhibit F	Form of Permitted Acquisition Certificate
Exhibit G	Form of Revolving Note
Exhibit H	Form of Secured Party Designation Notice
Exhibit I	Form of Solvency Certificate
Exhibit J	Form of Swingline Loan Notice
Exhibit K	Form of Officer’s Certificate
Exhibit L	Forms of U.S. Tax Compliance Certificates
Exhibit M	Form of Funding Indemnity Letter
Exhibit N-1	Form of Bailee Agreement
Exhibit N-2	Form of Landlord Waiver
Exhibit O	Form of Financial Condition Certificate
Exhibit P	Form of Authorization to Share Insurance Information
Exhibit Q	Form of Borrowing Base Certificate
Exhibit R	Form of Back-Log Spreadsheet
Exhibit S	Form of Take-Out Spreadsheet

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

v

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of September 10, 2012, among SOLARCITY CORPORATION, a Delaware corporation (the “Borrower”), the Guarantors (defined herein), the Lenders (defined herein), and BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.

PRELIMINARY STATEMENTS:

WHEREAS, the Loan Parties (as hereinafter defined) have requested that the Lenders, the Swingline Lender and the L/C Issuer make loans and other financial accommodations to the Loan Parties in an aggregate amount of up to $100,000,000.

WHEREAS, the Lenders, the Swingline Lender and the L/C Issuer have agreed to make such loans and other financial accommodations to the Loan Parties on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms.

As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Activity Basis” means recognizing all past, current and future revenue, expenses and associated income from a project at the time (i) with respect to photovoltaic projects, a project passes any and all city inspections required in such project’s jurisdiction and (ii) with respect to projects that are not solar photovoltaic projects, a project is complete.

“Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a controlling equity interest or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1.01(a), or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Facility represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.15. If the Commitment of all of the Lenders to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of the Facility shall be determined based on the Applicable Percentage of such Lender in respect of the Facility most recently in effect, giving effect to any subsequent assignments. The Applicable Percentage of each Lender in respect of the Facility is set forth opposite the name of such Lender on Schedule 1.01(b) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, for (a) Revolving Loans that are Base Rate Loans, 2.875%, (b) Revolving Loans that are Eurodollar Rate Loans, 3.875%, (c) the Letter of Credit Fee, 3.875%, and (d) the Commitment Fee, 0.375%.

“Applicable Revolving Percentage” means with respect to any Lender at any time, such Lender’s Applicable Percentage in respect of the Facility at such time.

“Appraisal” means the appraisal acquired by the Borrower every six months which (i) is from a nationally recognized third-party appraiser that (A) is qualified to appraise independent electric generating businesses, and (B) has been engaged in the appraisal or business valuation and consulting business for no fewer than five years, (ii) (A) is approved by the applicable Tax Equity Investor and (B) shows the fair market value of new residential and commercial photovoltaic systems in each of the States of the United States of America in which Projects are being Tranched, in each case expressed in terms of dollars per watt of installed capacity.

“Appropriate Lender” means, at any time, (a) with respect to the Facility, a Lender that has a Commitment or holds a Revolving Loan at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03, the Lenders and (c) with respect to the Swingline Sublimit, (i) the Swingline Lender and (ii) if any Swingline Loans are outstanding pursuant to Section 2.04(a), the Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as sole lead arranger and sole book manager.

“ARRTA” means the American Recovery and Reinvestment Tax Act of 2009, Pub. L. No. 111-5, as amended.

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“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease.

“Audited Financial Statements” means the audited Consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2011, and the related Consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Availability Period” means in respect of the Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Facility, (ii) the date of termination of the Commitments pursuant to Section 2.06, and (iii) the date of termination of the Commitment of each Lender to make Revolving Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Available Take-Out” means, as of a given date of determination, the aggregate of each Tax Equity Investor’s Tax Equity Commitment less all amounts advanced by such Tax Equity Investors under such Tax Equity Commitment, as set forth in the Take-Out Spreadsheet.

“Backlever Financing” means Indebtedness for borrowed money incurred by an Excluded Subsidiary where (i) such Indebtedness is made pursuant to an accounts receivable financing, a factoring facility or other similar financing; (ii) such Indebtedness is incurred only with respect to Projects that have been Tranched; (iii) Borrower does not guaranty the payment of debt service for such Indebtedness; and (iv) the Person providing the financing for such Indebtedness maintains no interest in, right or title to any Available Take-Out.

“Back-Log Spreadsheet” means a spreadsheet for residential, commercial and military Projects, substantially in the form attached hereto as Exhibit R, providing for the status and amount of Project Back-Log.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Base Rate Loan” means a Revolving Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Borrowing or a Swingline Borrowing, as the context may require.

“Borrowing Base” means, the sum of (i) the Commercial Project Formula Amount, plus (ii) the Military Project Formula Amount, plus (iii) the Residential Project Formula Amount.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit Q.

“Borrowing Base Deficiency” means, at any time of determination, the failure of the Borrowing Base to exceed the Total Outstandings. Such determination shall be made based on the most recently delivered Borrowing Base Certificate and Total Outstandings as reflected in the Register.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding (i) acquisitions of PV Systems made in the ordinary course of business and (ii) normal replacements and maintenance which are properly charged to current operations).

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateral Account” means a blocked, non-interest bearing deposit account of one or more of the Loan Parties at Bank of America in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

“Cash Collateralize” means to pledge and deposit in a Cash Collateral Account with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, as collateral for the L/C Obligations, Obligations, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Permitted Liens):

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

more than three hundred sixty days (360) days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof;

(c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof; and

(d) Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Cash Grant” means any grant under Section 1603 of ARRTA or any successor or other similar provision, including any similar provision concerning a refundable tax credit that replaces such grant program.

“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that, (a) at the time it enters into a Cash Management Agreement with a Loan Party, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement with a Loan Party, in each case in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, however, that for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than an Existing Shareholder becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 25% or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

“Closing Date” means the date hereof.

“Code” means the Internal Revenue Code of 1986.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages, any related Mortgaged Property Support Documents, each Joinder Agreement, each of the mortgages, collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.14, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commercial Project Formula Amount” means the lesser of (i) 40% of the Eligible Commercial Project Back-Log, and (ii) 70% of the Eligible Commercial Take-Out.

“Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(b) under the caption “Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Commitment Fee” has the meaning set forth in Section 2.09(a).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” shall mean, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Cost of Acquisition” means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (a) the value of the Equity Interests of the Borrower or any Subsidiary to be transferred in connection with such Acquisition, (b) the amount of any cash and fair market value of other property (excluding property described in clause (a) and the unpaid principal amount of any debt instrument) given as consideration in connection with such Acquisition, (c) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Borrower or any Subsidiary in connection with such Acquisition, (d) all additional purchase price amounts in the form of earn outs and other contingent obligations that should be recorded on the financial statements of the

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Borrower and its Subsidiaries in accordance with GAAP in connection with such Acquisition, (e) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, and (f) the aggregate fair market value of all other consideration given by the Borrower or any Subsidiary in connection with such Acquisition. For purposes of determining the Cost of Acquisition for any transaction, the Equity Interests of the Borrower shall be valued in accordance with GAAP.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Customer Lease Agreement” means a lease agreement entered into by Borrower and its customer, pursuant to which such customer agrees to lease a PV System from Borrower in the ordinary course of business.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Debt Service Coverage Ratio” means, for a given date of determination, with respect to Borrower, the ratio of: (a) for the trailing 12-month period then ending on the most recent fiscal quarter end available (i) EBITDA, less (ii) Maintenance Capital Expenditures, to (b) the sum of (i) 10% of the total principal due and payable on funded Indebtedness, as of such date of determination, plus (ii) cash Interest Charges, for the trailing 12-month period then ending on the most recent fiscal quarter end available.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Loans that are Base Rate Loans plus two percent (2%), in each case, to the fullest extent permitted by applicable Law.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three

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(3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swingline Lender and each other Lender promptly following such determination.

“Deposit Account” has the meaning set forth in the UCC.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by any Loan Party or Subsidiary (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States, including the Commonwealth of Puerto Rico.

“EBITDA” means, for any given period of measurement (measured on an Activity Basis), an amount equal to Net Income for such period of measurement, plus the following to the extent deducted in calculating such Net Income (without duplication): (a) Interest Charges, (b) the provision for federal, state, local and foreign income taxes payable, (c) depreciation and amortization expense, and (d) non-recurring expenses during any period of twelve (12) consecutive months in an amount (i) not to exceed $1,000,000, or (ii) in excess of $1,000,000 upon Administrative Agent’s consent.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06 (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Eligible Commercial Project Back-Log” means the Eligible Project Back-Log for PV Systems to be installed on commercial property.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Eligible Commercial Take-Out” means Eligible Take-Out which is available for the purchase, lease or financing of PV Systems that make up Eligible Commercial Project Back-Log.

“Eligible Military Project Back-Log” means the Eligible Project Back-Log for PV Systems which are to be installed on property located on military bases.

“Eligible Military Take-Out” means Eligible Take-Out which is available for the purchase, lease or financing of PV Systems that make up Eligible Military Project Back-Log.

“Eligible Project Back-Log” means the Project Back-Log except for the following, which shall be deemed ineligible:

(a)	20% of residential Projects for which the period of time during which the applicable customer can terminate the Host Customer Agreement has not yet expired;

(b)	residential Projects set forth in SolarWorks as being in the “permit phase” for more than [***] after being included in Project Back-Log;

(c)	commercial Projects set forth in SolarWorks as being in the “permit phase” for more than [***] after being included in Project Back-Log;

(d)	military Projects set forth in SolarWorks as being in the “permit phase” for more than [***] after being included in Project Back-Log;

(e)	Projects which are purchased in cash by a customer (to the extent included in Project Back-Log);

(f)	a Project to be installed on the property of a customer of Borrower if the Project Back-Log with respect to Projects for such customer exceeds 15% of the total Project Back-Log; provided, that ineligibility shall only apply to such excess and such limitation shall not apply to Projects provided to customers that have obtained an unsecured public debt rating of A or better from either Moody’s or S&P;

(g)	Projects to be Tranched in order to cure the True-Up Liability;

(h)	a Project which has been identified for Tranching using Available Take-Out which is not Eligible Take-Out; and

(i)	Projects expressly deemed ineligible by the Administrative agent pursuant to clause 2.01(b)(i) herein.

“Eligible Residential Project Back-Log” means the Eligible Project Back-Log for PV Systems which are to be installed on residential property.

“Eligible Residential Take-Out” means Eligible Take-Out which is available for the purchase, lease or financing of PV Systems which make up Eligible Residential Project Back-Log.

“Eligible Take-Out” means the Available Take-Out except for the following, which shall be deemed ineligible:

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(a)	Available Take-Out provided by any Person (i) that has disputed its obligation to fund such Available Take-Out, (ii) that generally made statements that it is unable to satisfy its funding obligations, or (iii) for which any Person may have any claim, demand, or liability whether by action, suit, counterclaim or otherwise against such Available Take-Out;

(b)	the Person providing such Available Take-Out is the subject of any action or proceeding of a type described in Section 8.01(f);

(c)	the Available Take-Out is obtained from any facility other than (i) a Tax Equity Commitment under a Partnership Flip Structure, Sale-Leaseback Structure or Inverted Lease Structure, (ii) Backlever Financing, or (iii) other Take-Out acceptable to Administrative Agent and Required Lenders;

(d)	Available Take-Out provided by a Person who has the right of offset with respect to any amounts owed to such Person by Borrower or its Subsidiaries; provided, that ineligibility shall be limited to the amount of such set-off; and

(e)	Take-Out expressly deemed ineligible by the Administrative agent pursuant to clause 2.01(b)(ii) herein.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding.

“ERISA” means the Employee Retirement Income Security Act of 1974.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two (2) London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one (1) month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one (1) month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.

“Eurodollar Rate Loan” means a Revolving Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Event of Default” has the meaning specified in Section 8.01.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Excluded Property” means, with respect to any Loan Party, (a) any owned or leased real property which is located outside of the United States, (b) any Intellectual Property, (c) the Equity Interests of or in any Excluded Subsidiary, and (d) the Equity Interests of any Foreign Subsidiary of any Loan Party to the extent not required to be pledged to secure the Secured Obligations pursuant to the Collateral Documents.

“Excluded Subsidiaries” means (i) any existing or future acquired or formed special purpose Subsidiary without employees in which Borrower holds a direct or indirect interest, established for the purpose of acquiring, leasing, operating, owning or financing energy systems, directly or indirectly, including but not limited to solar photovoltaic, battery storage, geothermal and other renewable energy technologies, in each case, either whose (A) committed financing or equity contribution proceeds are included in the calculation of Available Take-Out or (B) Tax Equity Commitments have been fully deployed and are no longer Available Take-Out, (ii) any existing or future acquired or formed Immaterial Subsidiary, and (iii) any existing or future acquired or formed Subsidiary operating as a public utility, Load-Serving Entity, electric supplier, or [***].

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” means that certain Revolving Credit Agreement dated as of April 1, 2011 among the Borrower, U.S. Bank, National Association, as agent, and a syndicate of lenders.

“Existing Shareholder” means Elon Musk, funds affiliated with Draper Fisher Jurvetson, funds affiliated with AJG Growth Fund, including Valor VC, LLC., funds affiliated with Generation Investment Management LLP, funds affiliated with DBL Investors, including Bay Area Equity Fund and funds affiliated with SilverLake Kraftwerk Fund, L.P.

“Existing Vehicle Financing” means the credit facility provided to Borrower pursuant to that certain Term Loan Agreement, dated January 24, 2011, between the Borrower and U.S. Bank National Association, as may be amended, restated, modified or refinanced from time to time.

“Facility” means, at any time, the aggregate amount of the Lenders’ Commitments at such time.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than contingent indemnification obligations), and (c) all Letters of Credit have terminated or expired (other

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated as of the Closing Date, between the Borrower, the Administrative Agent and the Arranger.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Flood Hazard Property” shall mean any Mortgaged Property that is in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Indemnity Letter” means a funding indemnity letter, substantially in the form of Exhibit M.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“GAAP” means generally accepted accounting principles in the United States of America applied on a consistent basis and subject to the terms of Section 1.03.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of the kind described in clauses (a) through (g) of the definition thereof or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of the kind described in clauses (a) through (g) of the definition thereof or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed or expressly undertaken by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means the Subsidiaries of the Borrower (other than Excluded Subsidiaries) as are or may from time to time become parties to this Agreement pursuant to Section 6.13.

“Guaranty” means, collectively, the Guaranty made by the Guarantors under Article X in favor of the Secured Parties, together with each other guaranty delivered pursuant to Section 6.13.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person in its capacity as a party to a Swap Contract that, (a) at the time it enters into a Swap Contract not prohibited under Article VI or VII, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Swap Contract not prohibited under Article VI or VII, in each case, in its capacity as a party to such Swap Contract (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, in the case of a Secured Hedge Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement and provided further that for any of the foregoing to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Honor Date” has the meaning set forth in Section 2.03(c).

“Host Customer Agreements” means the Power Purchase Agreements and Customer Lease Agreements.

“Immaterial Subsidiary” means each Subsidiary of Borrower which at no time contributes more than 5% of the EBITDA of Borrower and its Subsidiaries measured on a Consolidated basis for a trailing twelve (12) month period; provided, that at no time shall the aggregate contribution of the EBITDA of all such Subsidiaries exceed 15% of the EBITDA of Borrower and its Subsidiaries measured on a Consolidated basis for a trailing twelve (12) month period.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations (including, without limitation, earnout obligations) of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and remain unpaid for more than one-hundred twenty (120) days after the date on which such trade account was created);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, unless such Indebtedness is expressly made non-

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recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Intellectual Property” has the meaning set forth in the Security Agreement.

“Intercompany Debt” has the meaning specified in Section 7.02.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Closing Date, by and among Bank of America, N.A., as Revolving Facility Agent (as defined therein), Bank of America, N.A., as Term Loan Agent (as defined therein), Borrower, and the other grantors from time to time party thereto.

“Interest Charges” means, for any period of measurement, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations, and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP which is to be paid in cash, in each case, of or by the Borrower for such period of measurement.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swingline Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swingline Loans being deemed made under the Facility for purposes of this definition).

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrower in its Loan Notice or such other period that is twelve (12) months or less requested by the Borrower and consented to by all the Appropriate Lenders; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

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(c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Inventory Financing Facility” means that certain term loan provided to Borrower pursuant to that certain Credit Agreement dated as of March 8, 2012, among Borrower, various lenders party thereto, Bank of America, as administrative agent for such lenders and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole book manager, as such agreement may be amended, restated, modified or refinanced from time to time.

“Inverted Lease Structure” means a tax equity investment structure in which the Borrower contributes PV Systems and assigns the affiliated Host Customer Agreements to a wholly-owned Excluded Subsidiary, which Excluded Subsidiary then leases such PV Systems to a Tax Equity Investor or a subsidiary of such Tax Equity Investor pursuant to a lease agreement.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“ITC” means any investment tax credit under Title 26, Section 48 of the United States Code or any successor or other similar provision, including any similar provision concerning a refundable tax credit that replaces such investment tax credit program.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit D executed and delivered in accordance with the provisions of Sections 6.13 and 6.14.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Percentage.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and, their successors and assigns and, unless the context requires otherwise, includes the Swingline Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Maturity Date then in effect for the Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $20,000,000 and (b) the Facility. The Letter of Credit Sublimit is part of, and not in addition to, the Facility.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).

“Liquidity Covenant Increase Date” means the earlier of (i) the date Borrower delivers to Administrative Agent a Compliance Certificate indicating the Unencumbered Liquidity is in excess of $50,000,000 and (ii) December 31, 2012, or another date mutually agreed upon between the Borrower and the Administrative Agent in writing.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Load-Serving Entity” means a Person who secures energy and transmission service (and related interconnected operations services) to serve the electrical demand and energy requirements of its end use customers.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Loan or a Swingline Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Revolving Notes, (c) the Guaranty, (d) the Collateral Documents, (e) the Fee Letter, (f) each Issuer Document, (g) each Joinder Agreement, (h) the Payment Direction Letters, (i) the Intercreditor Agreement, and (j) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14 (but specifically excluding any Secured Hedge Agreement or any Secured Cash Management Agreement).

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit E.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Maintenance Capital Expenditures” means Capital Expenditures for the maintenance and normal replacements of fixed or capital assets of the Borrower, excluding any business expansion-related capital expenditures.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), financial condition of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Contract” means, (i) with respect to any Person, each contract or agreement (a) to which such Person is a party involving aggregate consideration payable to or by such Person of $10,000,000 or more or (b) otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person or (c) any other contract, agreement, permit or license, written or oral, of the Borrower and its Subsidiaries as to which the breach, nonperformance, cancellation or failure to renew by any party thereto, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and (ii) with respect to Borrower and its Subsidiaries, each contract or agreement evidencing Tax Equity Commitments or Backlever Financing to the extent any Available Take-Out exists with respect to such Tax Equity Commitment or Backlever Financing.

“Maturity Date” means September 10, 2014 which shall be extended to September 10, 2015 upon satisfaction of each of the Maturity Date Extension Conditions; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next proceeding Business Day.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Maturity Date Extension Conditions” means each of the following (i) Borrower has delivered to Administrative Agent the most recent financial statements and Compliance Certificate prior to September 10, 2014 pursuant to Sections 6.01 and 6.02 and such financial statements and Compliance Certificate reflect (a) Borrower has achieved a Consolidated EBITDA of at least $40,000,000 for each of the prior two consecutive trailing 12-month periods, determined for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date of measurement, (b) Borrower is in compliance with all financial covenants set forth in Section 7.11, (c) no Default or Event of Default exists, and (ii) Borrower has delivered to Administrative Agent evidence, in form and substance satisfactory to Administrative Agent, that Borrower and its Subsidiaries have Available Take-Out in an amount sufficient to support the Borrowing Base at a level in excess of the Commitments for a period of at least 120 days after September 10, 2015.

“Military Project Formula Amount” means the lesser of (i) 40% of the Eligible Military Project Back-Log, and (ii) 70% of the Eligible Military Take-Out.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during any period when a Lender constitutes a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii), (a)(iii) or (a)(iv), an amount equal to 105% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” or “Mortgages” means, individually and collectively, as the context requires, each of the fee or leasehold mortgages, deeds of trust and deeds executed by a Loan Party that purport to grant a Lien to the Administrative Agent (or a trustee for the benefit of the Administrative Agent) for the benefit of the Secured Parties in any Mortgaged Properties, in form and substance satisfactory to the Administrative Agent.

“Mortgaged Property” means any owned property of a Loan Party listed on Schedule 5.21(g)(i) and any other owned real property of a Loan Party that is or will become encumbered by a Mortgage in favor of the Administrative Agent in accordance with the terms of this Agreement.

“Mortgaged Property Support Documents” means with respect to any real property subject to a Mortgage, the deliveries and documents described on Schedule 1.01(e) attached hereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Net Income” means the sum of (a) (i) job-related revenue on an Activity Basis, less (ii) job-related expenses on an Activity Basis, and (b) fund management revenue on an accrual basis, less (c) operating, interest, tax and other expenses, on an accrual basis.

“New Revolving Lenders” has the meaning specified in Section 2.16(c).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, or Letter of Credit and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, trust or other form of business entity, the partnership or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction) and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans and Swingline Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 11.06(d).

“Partnership Flip Structure” means a tax equity investment structure in which the Tax Equity Partnership or a subsidiary of such Tax Equity Investor purchases PV Systems and takes assignment of Host Customer Agreements from Borrower pursuant to a purchase agreement. In a Partnership Flip Structure, the membership interests in the Tax Equity Partnership to its members changes (or “flips”) upon fulfillment of specified conditions in the Organization Documents of such Tax Equity Partnership, but in any event, no earlier than five years from the date of the purchase of the PV Systems and assignment of the Host Customer Agreements.

“Participant Register” has the meaning specified in Section 11.06(d).

“Payment Direction Letter” means one or more payment direction letters from each Excluded Subsidiary that is wholly-owned, directly or indirectly, by Borrower, which confirms that certain proceeds of Available Take-Out from Tax Equity Investors, certain cash flows from Host Customer Agreements and certain proceeds from Backlever Financing (all as more specifically described therein) received by such Excluded Subsidiary will be distributed directly to Borrower.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” shall mean (i) an Acquisition with a Cost of Acquisition of less than $500,000 by a Loan Party of a Target that meets the condition set forth in clauses (a) and (h) below, (ii) an Acquisition with a Cost of Acquisition of less than $5,000,000 but greater than or equal to $500,000, by a Loan Party of a Target that meets the conditions set forth in clauses (a), (c), (d)(i), (d)(iv), (e), (f) and (h) below, or (ii) an Acquisition with a Cost of Acquisition in excess of $5,000,000 by a Loan Party of a Target that meets all of the following conditions:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(a) no Event of Default shall then exist or would exist after giving effect thereto;

(b) the Loan Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent that, after giving effect to the Acquisition on a Pro Forma Basis, the Loan Parties are in compliance with each of the financial covenants set forth in Section 7.11;

(c) the Administrative Agent, on behalf of the Secured Parties, shall have received (or shall receive in connection with the closing of such Acquisition) a first priority perfected security interest in all property (including, without limitation, Equity Interests) acquired with respect to the Target in accordance with the terms of Section 6.14 and the Target, if a Person, shall have executed a Joinder Agreement in accordance with the terms of Section 6.13, unless, in either case, such Target becomes an Excluded Subsidiary immediate after such Acquisition;

(d) the Administrative Agent and the Lenders shall have received (i) a description of the material terms of such Acquisition, (ii) audited financial statements (or, if unavailable,

management-prepared financial statements) of the Target for its two most recent fiscal years and for any fiscal quarters ended within the fiscal year to date, (iii) Consolidated projected income statements of the Borrower and its Subsidiaries (giving effect to such Acquisition), and (iv) not less than five (5) Business Days prior to the consummation of any Permitted Acquisition, a certificate substantially in the form of Exhibit F, executed by a Responsible Officer of the Borrower certifying that such Permitted Acquisition complies with the requirements of this Agreement;

(e) the Target (if an Acquisition of Equity Interests) or the assets acquired (if an Acquisition of assets which does not expressly exclude all liabilities associated with such assets), shall have earnings before interest, taxes, depreciation and amortization for the four (4) fiscal quarter period prior to the acquisition date in an amount greater than $0;

(f) such Acquisition shall not be a “hostile” Acquisition and shall have been duly authorized by the board of directors (or equivalent) and/or shareholders (or equivalent) of the applicable Loan Party and the Target, in each case where such authorization is required; and

(h) the Cost of Acquisition paid by the Loan Parties and their Subsidiaries for all Acquisitions made during the term of this Agreement shall not exceed $15,000,000; provided further that any earnouts or similar deferred or contingent obligations of any Borrower in connection with such Acquisition shall be subordinated to the Obligations in a manner and to the extent reasonably satisfactory to the Administrative Agent.

“Permitted Dispositions” means (a) Dispositions of inventory, equipment and Host Customer Agreements in the ordinary course of business, including Tranching of inventory, equipment and Host Customer Agreements (including any warranties arising in connection therewith) and, cash sales of inventory to Borrower’s customers and sale of Projects pursuant to a customer’s purchase right under its applicable Host Customer Agreement; (b) Dispositions of property to the Borrower or any Subsidiary; provided, that if the transferor of such property is a Loan Party then the transferee thereof must be a Loan Party; (c) Dispositions of accounts receivable in connection with the collection or compromise thereof; (d) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries; (e) the sale or disposition of Cash Equivalents for fair market value and (f) Dispositions of Equity Interests in accordance with the terms herein.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Person” means any natural person, corporation, limited liability company, trust, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledged Equity” has the meaning specified in the Security Agreement.

“Power Purchase Agreements” means a power purchase agreement entered into by Borrower and a customer, pursuant to which such customer agrees to purchase electricity from Borrower generated by a PV System installed on the customer’s property.

“Pro Forma Basis” and “Pro Forma Effect” means, for any Disposition of all or substantially all of a line of business or for any Acquisition, whether actual or proposed, for purposes of determining compliance with the financial covenants set forth in Section 7.11, each such transaction or proposed transaction shall be deemed to have occurred on and as of the first day of the relevant measurement period, and the following pro forma adjustments shall be made:

(a) in the case of an actual or proposed Disposition, all income statement items (whether positive or negative) attributable to the line of business or the Person subject to such Disposition shall be excluded from the results of the Borrower and its Subsidiaries for such measurement period;

(b) in the case of an actual or proposed Acquisition, income statement items (whether positive or negative) attributable to the property, line of business or the Person subject to such Acquisition shall be included in the results of the Borrower and its Subsidiaries for such measurement period;

(c) interest accrued during the relevant measurement period on, and the principal of, any Indebtedness repaid or to be repaid or refinanced in such transaction shall be excluded from the results of the Borrower and its Subsidiaries for such measurement period; and

(d) any Indebtedness actually or proposed to be incurred or assumed in such transaction shall be deemed to have been incurred as of the first day of the applicable measurement period, and interest thereon shall be deemed to have accrued from such day on such Indebtedness at the applicable rates provided therefor (and in the case of interest that does or would accrue at a formula or floating rate, at the rate in effect at the time of determination) and shall be included in the results of the Borrower and its Subsidiaries for such measurement period.

“Pro Forma Compliance” means, with respect to any transaction, that such transaction does not cause, create or result in a Default after giving Pro Forma Effect, based upon the results of operations for the most recent four (4) fiscal quarter period for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01 to (a) such transaction and (b) all other transactions which are contemplated or required to be given Pro Forma Effect hereunder that have occurred on or after the first day of the relevant measurement period.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Project” means a PV System together with all associated real property rights, rights under the applicable Host Customer Agreement, and all other related rights to the extent applicable thereto, including without limitation, all parts and manufacturers’ warranties and rights to access customer data.

“Project Back-Log” means, as of a given date of determination, the aggregate of the PV System Values set forth in the Backlog Spreadsheet for each PV System the Borrower has contracted to install but has not yet Tranched.

“Public Lender” has the meaning specified in Section 6.02.

“Public Offering” means a public offering of the Equity Interests of the Borrower pursuant to an effective registration statement under the Securities Act.

“PV Systems” means a photovoltaic system, including photovoltaic panels, racks, wiring and other electrical devices, conduit, weatherproof housings, hardware, one or more inverters, remote monitoring systems, connectors, meters, disconnects and over current devices.

“PV System Value” means (i) with respect to PV Systems which are rated at less than 600 Kilowatts the lesser of (a) the appraised value of a PV System (based on the national appraisal or the weighted average of the state appraisals, as applicable, in each case as set forth in the most recent Appraisal), or (b) the value determined pursuant to guidance published by the U.S. Department of the Treasury for such PV System and (ii) with respect to PV Systems which are rated at or greater than 600 Kilowatts, the value determined pursuant to guidance published by the U.S. Department of the Treasury for such PV Systems; provided, however, for all measurement periods ending on or before December 31, 2012, PV System Value will be determined by the foregoing clauses (i)(b) and (ii), as the case may be.

“Qualifying Control Agreement” shall mean an agreement, among a Loan Party, a depository institution or securities intermediary and the Administrative Agent, which agreement is in form and substance acceptable to the Administrative Agent and which provides the Administrative Agent with “control” (as such term is used in Article 9 of the UCC) over the deposit account(s) or securities account(s) described therein.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swingline Loan, a Swingline Loan Notice.

“Required Lenders” means, at any time, at least two (2) Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that,

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender or L/C Issuer, as the case may be, in making such determination.

“Residential Project Formula Amount” means the lesser of (i) 40% of the Eligible Residential Project Back-Log, and (ii) 70% of the Eligible Residential Take-Out.

“Responsible Officer” means the chief executive officer, chief financial officer, chief operations officer, chief revenue officer or controller of a Loan Party and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the general counsel, the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate, in form and substance satisfactory to the Administrative Agent.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of the Borrower or any of its Subsidiaries, now or hereafter outstanding, except such dividends or distributions made by an Excluded Subsidiary in the ordinary course of business pursuant to the Tax Equity Commitments, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of the Borrower or any other Loan Party, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (d) any payment with respect to any earnout obligation, and (e) equity grants made in the ordinary course of business in connection with Borrower’s stock option plan.

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01(b).

“Revolving Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in L/C Obligations and Swingline Loans at such time.

“Revolving Increase Effective Date” has the meaning specified in Section 2.16(d).

“Revolving Loan” has the meaning specified in Section 2.01(b).

“Revolving Note” means a promissory note made by the Borrower in favor of a Lender evidencing Revolving Loans or Swingline Loans, as the case may be, made by such Lender, substantially in the form of Exhibit G.

“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred. For the avoidance of doubt, a Sale and Leaseback Transaction does not include “operating leases” (as such term is defined in FASB ASC 13).

“Sale-Leaseback Structure” means a tax equity investment structure in which the Borrower contributes PV Systems to an Excluded Subsidiary, which entity then sells such PV Systems to a Tax Equity Investor or a subsidiary of such Tax Equity Investor pursuant to a purchase agreement and subsequently leases back the same PV Systems.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement between the any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any interest rate, currency, foreign exchange, or commodity Swap Contract permitted under Article VI or VII between any Loan Party and any Hedge Bank.

“Secured Obligations” means (a) all Obligations, (b) all obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements and (c) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Secured Party Designation Notice” shall mean a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit H.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, the Indemnitees, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.

“Securities Act” means the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder.

“Security Agreement” means the security and pledge agreement, dated as of the Closing Date, executed in favor of the Administrative Agent by each of the Loan Parties.

“SolarWorks” means SolarWorks®, Borrower’s proprietary project management software.

“Solvency Certificate” means a solvency certificate in substantially in the form of Exhibit I.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” of a Person means a corporation, partnership, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to Section 2.04.

“Swingline Lender” means Bank of America in its capacity as provider of Swingline Loans, or any successor swingline lender hereunder.

“Swingline Loan” has the meaning specified in Section 2.04(a).

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“Swingline Loan Notice” means a notice of a Swingline Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit J.

“Swingline Sublimit” means an amount equal to the lesser of (a) $20,000,000 and (b) the Facility. The Swingline Sublimit is part of, and not in addition to, the Facility.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds but are not otherwise included in the definition of “Indebtedness” or as a liability on the Consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Take-Out Spreadsheet” means a spreadsheet for residential, commercial and military projects, substantially in the form attached hereto as Exhibit S, providing for the amount of Available Take-Out.

“Target” means a Person or division, line of business or other business unit or asset of such Person who is to be acquired or purchased by a Loan Party.

“Tax Credit” means (i) Cash Grants, (ii) ITC, and (iii) other tax credits established by the IRS or a state of the United States for the purchase, lease or other acquisition of PV Systems.

“Tax Equity Commitment” means, with respect to a given Tax Equity Investor, such Tax Equity Investor’s (i) in the case of an Inverted Lease Structure, commitment to prepay rent, (ii) in the case of a Sale Leaseback Structure, commitment to pay the purchase price (excluding any long-term payment of a deferred purchase price or any other payment that does not constitute a payment received for Tranching), (iii) in the case of a Partnership Flip Structure, commitment to contribute to the partnership for the payment of the purchase price, and (iv) in the case of any other tax structure, commitment to fund Tranching.

“Tax Equity Document” means any agreements entered into by Borrower, its Subsidiaries and Tax Equity Investors relating to, arising under or in connection with a Tax Equity Commitment.

“Tax Equity Investor” means an investor that has entered into agreements with Borrower or its Subsidiaries to provide a commitment to purchase, lease or otherwise finance PV System projects installed or to be installed pursuant to a Host Customer Agreement, which projects are eligible for a Tax Credit.

“Tax Equity Partnership” means a special purpose entity whose membership interests are held by the Borrower, as the managing member, and a Tax Equity Investor or a subsidiary of such Tax Equity Investor, as the investor member, and whose members are obligated to advance capital contributions to purchase PV Systems from Borrower in accordance with the Partnership Flip Structure.

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“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means $2,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Exposure of such Lender at such time.

“Total Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, Swingline Loans and L/C Obligations.

“Tranching” means the sale, lease, assignment, contribution or other transfer of Projects by Borrower to an Excluded Subsidiary pursuant to an Inverted Lease Structure, Sale-Leaseback Structure or Partnership Flip Structure transaction.

“True-Up Liability” means Borrower’s liability to any Tax Equity Investor (as measured in dollars) due to a reduction of fair market value of Projects already Tranched with such Tax Equity Investor, as set forth in the Borrower’s financial statements and as may be reduced from time to time by the Tranching of such Projects pursuant to the applicable Tax Equity Documents.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Unencumbered Liquidity” means the sum of Borrower’s cash and Cash Equivalents (determined as of the last day of each month based on the average daily balance thereof during such month) held in deposit accounts and securities accounts in which Administrative Agent’s has obtained a perfected Lien subject to no other Liens.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.S. Loan Party” means any Loan Party that is organized under the laws of one of the states of the United States of America and that is not a CFC.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

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“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency.

Section 1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

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(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c) Pro Forma Treatment. Each Disposition of all or substantially all of a line of business, and each Acquisition, by the Borrower and its Subsidiaries that is consummated during any measurement period shall, for purposes of determining compliance with the financial covenants set forth in Section 7.11, be given Pro Forma Effect as of the first day of such measurement period.

Section 1.04 Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

Section 1.06 Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II

COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01 Loans.

(a) Revolving Borrowings. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower, in Dollars, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at

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any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the Total Outstandings shall not exceed the lesser of the Facility and the Borrowing Base, (ii) the Revolving Exposure of any Lender shall not exceed such Lender’s Commitment; and (iii) any time prior to receipt by Administrative Agent of a Compliance Certificate delivered pursuant to Section 6.02(b) after the Liquidity Covenant Increase Date reflecting Borrower’s compliance with the financial covenant set forth in Section 7.11(b), the Total Outstandings shall not exceed $70,000,000. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow Revolving Loans, prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein; provided, however, any Revolving Borrowings made on the Closing Date or any of the three (3) Business Days following the Closing Date shall be made as Base Rate Loans unless the Borrower delivers a Funding Indemnity Letter not less than three (3) Business Days prior to the date of such Revolving Borrowing.

(b) Borrowing Base.

(i) Eligible Project Back-Log. If at any time during the Availability Period Administrative Agent conducts a field examination in accordance with Section 6.10 and determines based on the results of such field examination, after consulting with Borrower, that in its commercially reasonable judgment, the eligibility criteria for Eligible Project Back-Log are to be revised, the components of Eligible Project Back-Log shall be deemed revised accordingly and the Borrowing Base shall be calculated thereafter using such revised definition

(ii) Eligible Take-Out. During the Availability Period, within five (5) Business Days after the closing of a new Tax Equity Commitment, [***]. If based on such report or a field examination conducted in accordance with Section 6.10 Administrative Agent determines, after consulting with Borrower, that in its commercially reasonable judgment, the eligibility criteria for Eligible Take-Out are to be revised, the components of Eligible Take-Out shall be deemed revised accordingly and the Borrowing Base shall be calculated thereafter using such revised definition. If Borrower does not receive notice from Administrative Agent that any new Tax Equity Commitment is to be ineligible under this clause (b)(ii) within 60 days after the delivery of the applicable documents as set forth above, such Tax Equity Commitments shall be deemed eligible subject to the then existing eligibility conditions set forth herein.

Section 2.02 Borrowings, Conversions and Continuations of Loans.

(a) Notice of Borrowing. Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one (1), two (2), three (3) or six (6) months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four (4) Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three (3) Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone)

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whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (A) the applicable Facility and whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans, as the case may be, under such Facility, (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Loans to be borrowed, converted or continued, (D) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (E) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a Eurodollar Rate Loan.

(b) Advances. Following receipt of a Loan Notice for the Facility, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage under such Facility of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Loan Notice with respect to a Revolving Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c) Eurodollar Rate Loans. Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

(d) Notice of Interest Rates. The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative

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Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) Interest Periods. After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than eight (8) Interest Periods in effect in respect of the Facility.

Section 2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars for the account of the Borrower, and to amend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Facility, (y) the Revolving Exposure of any Lender shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) The L/C Issuer shall not issue any Letter of Credit if:

(A) the expiry date of the requested Letter of Credit would occur more than twelve (12) months after the date of issuance, unless the Required Lenders have approved such expiry date; or

(B) the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

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(B) the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $100,000, in the case of a standby Letter of Credit;

(D) the Letter of Credit is to be denominated in a currency other than Dollars;

(E) any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by fax transmission, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by

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such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Revolving Percentage times the amount of such Letter of Credit.

(iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(iv) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12) month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

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(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Revolving Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section.

(iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a

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Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other

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Person, whether in connection with this Agreement or by such Letter of Credit, the transactions contemplated hereby or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, endorsement, certificate or other document presented under or in connection with such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight or time draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not,

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preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves, as determined by a final nonappealable judgment of a court of competent jurisdiction, were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight or time draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring, endorsing or assigning or purporting to transfer, endorse or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance, subject to Section 2.15, with its Applicable Revolving Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit issued pursuant to this Section 2.03 equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (A) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (B) computed on a quarterly basis in arrears.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee (i) with respect to each commercial Letter of Credit, at the rate specified in the Fee Letter, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrower and the L/C Issuer, computed on the amount of such increase, and payable upon the

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effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

Section 2.04 Swingline Loans.

(a) The Swingline. Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this Section, shall make loans (each such loan, a “Swingline Loan”). Each such Swingline Loan may be made, subject to the terms and conditions set forth herein, to the Borrower, in Dollars, from time to time on any Business Day. During the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Sublimit, notwithstanding the fact that such Swingline Loans, when aggregated with the Applicable Revolving Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swingline Lender, may exceed the amount of such Lender’s Commitment; provided, however, that (i) after giving effect to any Swingline Loan, (A) the Total Outstandings shall not exceed the Facility at such time, and (B) the Revolving Exposure of any Lender at such time shall not exceed such Lender’s Commitment, (ii) the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan, and (iii) the Swingline Lender shall not be under any obligation to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section, prepay under Section 2.05, and reborrow under this Section. Each Swingline Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swingline Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Lender’s Applicable Revolving Percentage times the amount of such Swingline Loan.

(b) Borrowing Procedures.

(i) Each Swingline Borrowing shall be made upon the Borrower’s irrevocable notice to the Swingline Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested date of the Borrowing (which shall be a Business Day). Each such telephonic notice must be confirmed promptly by delivery to the Swingline Lender and the Administrative Agent of a written Swingline Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swingline Lender of any telephonic Swingline Loan Notice, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Loan Notice and, if not, the

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Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swingline Borrowing (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swingline Loan Notice, make the amount of its Swingline Loan available to the Borrower.

(c) Refinancing of Swingline Loans.

(i) The Swingline Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Percentage of the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Facility and the conditions set forth in Section 4.02. The Swingline Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Revolving Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender.

(ii) If for any reason any Swingline Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Lenders fund its risk participation in the relevant Swingline Loan and each Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

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(iv) Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Swingline Lender.

(ii) If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Lender shall pay to the Swingline Lender its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section to refinance such Lender’s Applicable Revolving Percentage of any Swingline Loan, interest in respect of such Applicable Revolving Percentage shall be solely for the account of the Swingline Lender.

(f) Payments Directly to Swingline Lender. The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.

Section 2.05 Prepayments.

(a) Optional.

(i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if

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Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the Facility.

(ii) The Borrower may, upon notice to the Swingline Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess hereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(b) Mandatory.

(i) Revolving Outstandings. If for any reason a Borrowing Base Deficiency exists, the Borrower shall immediately on demand prepay Revolving Loans, Swingline Loans and/or L/C Borrowings (together with all accrued but unpaid interest thereon) and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless, after the prepayment of the Revolving Loans and Swingline Loans, a Borrowing Base Deficiency continues to exist.

(ii) Application of Other Payments. Except as otherwise provided in Section 2.15, prepayments of the Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swingline Loans, second, shall be applied to the outstanding Revolving Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party or any Defaulting Lender that has provided Cash Collateral) to reimburse the L/C Issuer or the Lenders, as applicable.

Within the parameters of the applications set forth above, prepayments pursuant to this Section 2.05(b) shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

Section 2.06 Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Facility, the Letter of Credit Sublimit or the Swingline Sublimit, or from time to time permanently reduce the Facility, the Letter of Credit Sublimit or the Swingline Sublimit; provided that (i) any such notice

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shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swingline Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swingline Loans would exceed the Letter of Credit Sublimit.

(i) [Reserved].

(ii) If after giving effect to any reduction or termination of Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swingline Sublimit exceeds the Facility at such time, the Letter of Credit Sublimit or the Swingline Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(b) Application of Commitment Reductions; Payment of Fees.

The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swingline Sublimit or the Commitment under this Section 2.06. Upon any reduction of the Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Revolving Percentage of such reduction amount, the Facility shall be reduced as to such amount and any Commitment Fees accruing with respect thereto shall be calculated based on the reduced Facility. All fees in respect of the Facility accrued until the effective date of any termination of the Facility shall be paid on the effective date of such termination.

Section 2.07 Repayment of Loans.

(a) Revolving Loans. The Borrower shall repay to the Lenders on the Maturity Date for the Facility the aggregate principal amount of all Revolving Loans outstanding on such date.

(b) Swingline Loans. The Borrower shall repay each Swingline Loan on the earlier to occur of (i) the date ten (10) Business Days after such Loan is made and (ii) the Maturity Date for the Facility.

Section 2.08 Interest and Default Rate.

(a) Interest. Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan under the Facility shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable borrowing date at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for such Facility; (ii) each Base Rate Loan under the Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility; and (iii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Facility.

(b) Default Rate.

(i) If any amount of principal of any Loan is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

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(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due, whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default exists, outstanding Obligations (including Letter of Credit Fees) may accrue at a fluctuating rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest Payments. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09 Fees.

In addition to certain fees described in Section 2.03:

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Revolving Percentage, a commitment fee (the “Commitment Fee”) equal to the Applicable Rate times the actual daily amount by which the Facility exceeds the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. For the avoidance of doubt, the Outstanding Amount of Swingline Loans shall not be counted towards or considered usage of the Aggregate Commitments. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the Facility.

(b) Other Fees.

(i) The Borrower shall pay to the Administrative Agent and the Arranger for its own account fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if

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computed on the basis of a three hundred sixty-five (365) day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11 Evidence of Debt.

(a) Maintenance of Accounts. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Revolving Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) Maintenance of Records. In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Subject to Section 2.07(a) and as otherwise specifically provided for in this Agreement, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such

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Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(i) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required

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hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.13 Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facility due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facility owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facility then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(1) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(2) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swingline Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may

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exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Section 2.14 Cash Collateral.

(a) Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 2.05 or 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one (1) Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more Cash Collateral Accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (A) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (B) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

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Section 2.15 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swingline Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (B) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(v). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

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(A) Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09 for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Letter of Credit Fees. Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C) Defaulting Lender Fees. With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the L/C Issuer and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Applicable Revolving Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (A) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (B) such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (a)(v) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (A) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (B) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swingline Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to

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Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.16 Increase in Facility.

(a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Revolving Lenders), the Borrower may from time to time, request an increase in the Facility so long as the Facility, after taking into account all such requests, does not exceed $100,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $10,000,000, and (ii) the Borrower may make a maximum of three (3) such requests. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Revolving Lender is requested to respond.

(b) Lender Elections to Increase. Each Revolving Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Revolving Percentage of such requested increase. Any Revolving Lender not responding within such time period shall be deemed to have declined to increase its Revolving Commitment.

(c) Notification by Administrative Agent; Additional Revolving Lenders. The Administrative Agent shall notify the Borrower and each Revolving Lender of the Revolving Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, and subject to the approval of the Administrative Agent, the L/C Issuer and the Swingline Lender (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Revolving Lenders pursuant to a joinder agreement (“New Revolving Lenders”) in form and substance satisfactory to the Administrative Agent and its counsel.

(d) Effective Date and Allocations. If the Facility is increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Revolving Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Revolving Lenders and the New Revolving Lenders of the final allocation of such increase and the Revolving Increase Effective Date.

(e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Revolving Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct, on and as of the Revolving Increase Effective Date, and except that for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists. The Borrower shall either prepay any Revolving Loans outstanding on the Revolving Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Applicable Revolving Percentages arising from any nonratable increase in the Revolving Commitments under this Section.

(f) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

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ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for

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the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall also, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii) Each Lender and the L/C Issuer shall, and does hereby, severally indemnify and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (B) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (C) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion,

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execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), properly completed and executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, properly completed and executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, properly completed and executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) properly completed and executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) properly completed and executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY from the Foreign Lender, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, properly completed and executed originals of IRS Form W-9 and/or IRS Form W-8IMY, and/or other required documents from each intermediary and direct or indirect beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may

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provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) The Administrative Agent and each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall provide a new form or certification on or before the next Interest Payment Date or promptly notify the Borrower and the Administrative Agent, as the case may be, in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require the Recipient to make available its tax

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returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 3.02 Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 3.03 Inability to Determine Rates.

If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (i) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, and (ii) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar

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Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Section 3.04 Increased Costs; Reserves on Eurodollar Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as

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the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

Section 3.05 Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for

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such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

Section 3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower, such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.

Section 3.07 Survival.

All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, resignation of the Administrative Agent and the Facility Termination Date.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01 Conditions of Initial Credit Extension.

The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) Execution of Credit Agreement; Loan Documents. The Administrative Agent shall have received (i) counterparts of this Agreement, executed by a Responsible Officer of each Loan Party and a duly authorized officer of each Lender, (ii) for the account of each Lender requesting a Revolving Note, a Revolving Note executed by a Responsible Officer of the Borrower, (iii) counterparts of the Security Agreement, each Mortgage and any related Mortgaged Property Support Document (if applicable) and each other Collateral Document, executed by a Responsible Officer of the applicable Loan Parties and a duly authorized officer of each other Person party thereto, as applicable and (iv) counterparts of any other Loan Document, executed by a Responsible Officer of the applicable Loan Party and a duly authorized officer of each other Person party thereto.

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(b) Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer (in substantially the form of Exhibit K attached hereto) dated the Closing Date, certifying as to the Organization Documents of each Loan Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the resolutions of the governing body of each Loan Party, the good standing, existence or its equivalent of each Loan Party and of the incumbency of the Responsible Officers of each Loan Party.

(c) Legal Opinions of Counsel. The Administrative Agent shall have received an opinion or opinions of counsel for the Loan Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent.

(d) Financial Statements. The Administrative Agent and the Lenders shall have received copies of the financial statements referred to in Section 5.05, each in form and substance satisfactory to each of them.

(e) Personal Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

(i) (A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) tax lien, judgment and bankruptcy searches;

(ii) completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s reasonable discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(iii) stock or membership certificates, if any, evidencing the Pledged Equity and undated stock or transfer powers duly executed in blank; in each case to the extent such Pledged Equity is certificated under Article 8 of the UCC;

(iv) to the extent required to be delivered pursuant to the terms of the Collateral Documents, all instruments, documents and chattel paper in the possession of any of the Loan Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent’s and the Lenders’ security interest in the Collateral; and

(v) Qualifying Control Agreements satisfactory to the Administrative Agent to the extent required to be delivered pursuant to Section 6.14.

(f) Liability, Property, Terrorism and Business Interruption Insurance. The Administrative Agent shall have received copies of insurance policies (with premiums, rates and other proprietary information redacted), declaration pages as they become available, certificates, and endorsements of insurance or insurance binders (with premiums, rates and other proprietary information redacted) evidencing liability, casualty, property, with terrorism and business interruption insurance meeting the requirements set forth herein or in the Collateral Documents or as required by the Administrative Agent. The Loan Parties shall have delivered to the Administrative Agent an Authorization to Share Insurance Information in substantially the form of Exhibit P (or such other form as required by each of the Loan Parties’ insurance companies).

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(g) Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate signed by a Responsible Officer of the Borrower as to the financial condition, solvency and related matters of the Borrower and its Subsidiaries, after giving effect to the initial borrowings under the Loan Documents and the other transactions contemplated hereby.

(h) Financial Condition Certificate. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Closing Date, as to certain financial matters, substantially in the form of Exhibit O.

(i) Material Contracts. The Administrative Agent or its counsel shall have received true and complete copies, certified by an officer of the Borrower as true and complete, of all Material Contracts, together with all exhibits and schedules. [***].

(j) Borrowing Notice. The Administrative Agent shall have received a Borrowing Notice with respect to the Loans to be made on the Closing Date.

(k) Existing Indebtedness of the Loan Parties. All of the existing Indebtedness for borrowed money of the Borrower and its Subsidiaries, including the Existing Credit Agreement (other than Indebtedness permitted to exist pursuant to Section 7.02) shall be repaid in full and all security interests related thereto shall be terminated on or prior to the Closing Date.

(l) Consents. All boards of directors, governmental, shareholder and material third party consents and approvals necessary in connection with the entering into of this Agreement shall have been obtained.

(m) Fees and Expenses. The Administrative Agent and the Lenders shall have received all fees and expenses, if any, owing pursuant to the Fee Letter and Section 2.09.

(n) Due Diligence. The Lenders shall have completed a due diligence investigation of the Borrower and its Subsidiaries in scope, and with results, satisfactory to the Lenders, including but not limited to due diligence with respect to the Tax Equity Commitments and Available Take-Out.

(o) Borrowing Base Certificate. Administrative Agent and Lenders shall have received a completed Borrowing Base Certificate together with a Back-Log Spreadsheet and a Take-Out Spreadsheet and other supporting information, each prepared as of the Closing Date, duly certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower.

(p) Commitments. Administrative Agent shall have received confirmation from each Lender that such Lender will provide a Commitment hereunder with the aggregate amount of all such Commitments to be not less than $75,000,000.

(q) Flow of Funds. Administrative Agent shall have received all documents and confirmations (including Payment Direction Letters) reasonably deemed necessary by Administrative Agent to confirm that the net fundings Available Take-Out from Tax Equity Investors will be paid directly to Borrower from such wholly-owned Excluded Subsidiary to which such Available Take-Out is due.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.02 Conditions to all Credit Extensions.

The obligation of each Lender and the L/C Issuer to honor any Request for Credit Extension is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article II, Article V or any other Loan Document, shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of such Credit Extension and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date of such Credit Extension, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swingline Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders, as of the date made or deemed made, that:

Section 5.01 Existence, Qualification and Power.

Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. The copy of the Organization Documents of each Loan Party provided to the Administrative Agent pursuant to the terms of this Agreement is a true and correct copy of each such document, each of which is valid and in full force and effect.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Section 5.02 Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

Section 5.03 Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than (i) authorizations, approvals, actions, notices and filings which have been duly obtained and (ii) filings to perfect the Liens created by the Collateral Documents.

Section 5.04 Binding Effect.

This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity.

Section 5.05 Financial Statements; No Material Adverse Effect.

(a) Audited Financial Statements. The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) Quarterly Financial Statements. The unaudited Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries dated as of June 30, 2012, and the related Consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Material Adverse Effect. Since the date of the Audited Financial Statements (and, in addition, after delivery of the most recent annual audited financial statements in accordance with the terms hereof, since the date of such annual audited financial statements), there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.06 Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any Subsidiary or against any of their properties or revenues that (a) purport to materially affect this Agreement or any other Loan Document or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 5.07 No Default.

Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 5.08 Ownership of Property.

Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.09 Environmental Compliance.

(a) The Loan Parties and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Loan Parties have reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) None of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of the knowledge of the Loan Parties, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released,

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

(c) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

Section 5.10 Insurance.

The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates. The general liability, casualty, property, with terrorism and business interruption insurance coverage of the Loan Parties as in effect on the Closing Date, and as of the last date such Schedule was required to be updated in accordance with Section 6.02, is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 5.10 and such insurance coverage complies with the requirements set forth in this Agreement and the other Loan Documents.

Section 5.11 Taxes.

Each Loan Party and its Subsidiaries have filed all federal, state and other material tax returns and filings required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect, nor is there any tax sharing agreement applicable to the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect.

Section 5.12 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or is subject to a favorable opinion letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the best knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d) Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (i) on the Closing Date, those listed on Schedule 5.12 hereto and (ii) thereafter, Pension Plans not otherwise prohibited by this Agreement.

Section 5.13 Margin Regulations; Investment Company Act.

(a) Margin Regulations. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

(b) Investment Company Act. None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.14 Disclosure.

The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 5.15 Compliance with Laws.

Each Loan Party and each Subsidiary thereof is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.16 Solvency.

The Borrower together with its Subsidiaries on a Consolidated basis is Solvent.

Section 5.17 Casualty, Etc.

Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.18 OFAC.

No Loan Party, nor, to the knowledge of any Loan Party, any Related Party, (a) is currently the subject of any Sanctions, (b) is located, organized or residing in any Designated Jurisdiction, or (c) is or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction. No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, Arranger, Administrative Agent, L/C Issuer or Swingline Lender) of Sanctions.

Section 5.19 Authorized Officers.

Set forth on Schedule 1.01(c) are the Authorized Officers, holding the offices indicated next to their respective names, as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 6.02. Such Authorized Officers are the duly elected and qualified officers of such Loan Party and are duly authorized to execute and deliver, on behalf of the respective Loan Party, the Credit Agreement, the Revolving Notes and the other Loan Documents.

Section 5.20 Subsidiaries; Equity Interests; Loan Parties.

(a) Subsidiaries, Partnerships and Equity Investments. Set forth on Schedule 5.20(a), is the following information which is true and complete in all respects as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 6.02: (i) a complete and accurate list of all Subsidiaries and partnerships and other equity investments of the Loan Parties as of the

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 6.02, (ii) the number of shares of each class of Equity Interests in each Subsidiary outstanding, (iii) the number and percentage of outstanding shares of each class of Equity Interests owned by the Loan Parties and their Subsidiaries and (iv) the class or nature of such Equity Interests (e.g., voting, non-voting, preferred, etc.). The outstanding Equity Interests in all Subsidiaries are validly issued, fully paid and non-assessable and are owned free and clear of all Liens. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to the Equity Interests of any Loan Party or any Subsidiary thereof, except as contemplated in connection with the Loan Documents.

(b) Loan Parties. Set forth on Schedule 5.20(b) is a complete and accurate list of all Loan Parties, showing as of the Closing Date, or as of the last date such Schedule was required to be updated in accordance with Section 6.02, (as to each Loan Party) (i) the exact legal name, (ii) any former legal names of such Loan Party in the four (4) months prior to the Closing Date, (iii) the jurisdiction of its incorporation or organization, as applicable, (iv) the type of organization, (v) the jurisdictions in which such Loan Party is qualified to do business, (vi) the address of its chief executive office, (vii) the address of its principal place of business, (viii) its U.S. federal taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation or organization, (ix) the organization identification number, (x) ownership information (e.g., publicly held or if private or partnership, the owners and partners of each of the Loan Parties) and (xi) the industry or nature of business of such Loan Party.

Section 5.21 Collateral Representations.

(a) Collateral Documents. The provisions of the Collateral Documents and the filings of any necessary UCC filings are collectively effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Permitted Liens) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens to the extent such Liens can be perfected by filing of a UCC filing.

(b) Intellectual Property. Set forth on Schedule 5.21(b), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 6.02, is a list of all registered or issued Intellectual Property (including all applications for registration and issuance) owned by each of the Loan Parties or that each of the Loan Parties has the right to (including the name/title, current owner, registration or application number, and registration or application date and such other information as reasonably requested by the Administrative Agent).

(c) Documents, Instrument, and Tangible Chattel Paper. Set forth on Schedule 5.21(c), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 6.02, is a description of all Documents (as defined in the UCC), Instruments (as defined in the UCC), and Tangible Chattel Paper (as defined in the UCC) of the Loan Parties (including the Loan Party owning such Document, Instrument and Tangible Chattel Paper and such other information as reasonably requested by the Administrative Agent) in each case with a face amount in excess of $1,000,000.

(d) Deposit Accounts, Electronic Chattel Paper, Letter-of-Credit Rights, and Securities Accounts.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(i) Set forth on Schedule 5.21(d)(i), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 6.02, is a description of all Deposit Accounts (as defined in the UCC) and Securities Accounts (as defined in the UCC) of the Loan Parties, including the name of (A) the applicable Loan Party, (B) in the case of a Deposit Account, the depository institution and average amount held in such Deposit Account and whether such account is a ZBA account or a payroll account, and (C) in the case of a Securities Account, the Securities Intermediary (as defined in the UCC) or issuer and the average aggregate market value held in such Securities Account, as applicable.

(ii) Set forth on Schedule 5.21(d)(ii), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 6.02, is a description of all Electronic Chattel Paper and Letter of Credit Rights of the Loan Parties, including the name of (A) the applicable Loan Party, (B) in the case of Electronic Chattel Paper, the account debtor and (C) in the case of Letter-of-Credit Rights, the issuer or nominated person, as applicable.

(e) Commercial Tort Claims. Set forth on Schedule 5.21(e), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 6.02, is a description of all Commercial Tort Claims (as defined in the UCC) for which the Loan Parties are a claimant (detailing such Commercial Tort Claim in such detail as reasonably requested by the Administrative Agent).

(f) Pledged Equity Interests. Set forth on Schedule 5.21(f), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 6.02, is a list of (i) all Pledged Equity and (ii) all other Equity Interests required to be pledged to the Administrative Agent pursuant to the Collateral Documents (in each case, detailing the Grantor (as defined in the Security Agreement), the Person whose Equity Interests are pledged, the number of shares of each class of Equity Interests, the certificate number and percentage ownership of outstanding shares of each class of Equity Interests and the class or nature of such Equity Interests (e.g., voting, non-voting, preferred, etc.).

(g) Properties. Set forth on Schedule 5.21(g)(i), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 6.02, is a list of all Mortgaged Properties (including (i) the name of the Loan Party owning such Mortgaged Property, (ii) the number of buildings located on such Mortgaged Property, (iii) the property address, and (iv) the city, county, state and zip code which such Mortgaged Property is located. Set forth on Schedule 5.21(g)(ii), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 6.02, is a list of (A) each headquarter location of the Loan Parties, (B) each other location where any significant administrative or governmental functions are performed, (C) each other location where the Loan Parties maintain any books or records (electronic or otherwise) and (D) each location where any personal property Collateral is located at any premises owned or leased by a Loan Party with a Collateral value in excess of $1,000,000 (in each case, including (1) an indication if such location is leased or owned, (2), if leased, the name of the lessor, and if owned, the name of the Loan Party owning such property, (3) the address of such property (including, the city, county, state and zip code) and (4) to the extent owned, the approximate fair market value of such property).

(h) Material Contracts. Set forth on Schedule 5.21(h), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 6.02, is a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries.

(i) Borrowing Base Certificate. All information and calculations set forth on each Borrowing Base Certificate delivered to Administrative Agent pursuant to Section 6.02(m) are true and correct as of the date reflected therein.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Section 5.22 Intellectual Property; Licenses, Etc.

Each Loan Party and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Subsidiaries infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.23 Labor Matters.

There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries as of the Closing Date and the Borrower has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five (5) years preceding the Closing Date, which has resulted in a Material Adverse Effect.

Section 5.24 Available Take-Out.

The aggregate outstanding Revolving Loans are in an amount equal to or less than the net proceeds of Available Take-Out which are to be paid to Borrower.

Section 5.25 Immaterial Subsidiaries.

Each of Borrower’s Immaterial Subsidiaries has no material assets or material liabilities.

ARTICLE VI

AFFIRMATIVE COVENANTS

Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, such Loan Party shall, and shall cause each of their Subsidiaries to:

Section 6.01 Financial Statements.

Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) Audited Financial Statements. As soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related Consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, (i) such Consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and (ii) such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or

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controller that is a Responsible Officer of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the Consolidated financial statements of the Borrower and its Subsidiaries.

(b) Quarterly Financial Statements. As soon as available, but in any event within sixty (60) days after the end of each fiscal quarter of the Borrower, a Consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related Consolidated and consolidating statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP and including management discussion and analysis of operating results inclusive of operating metrics in comparative form, such Consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller who is a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller that is a Responsible Officer of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the Consolidated financial statements of the Borrower and its Subsidiaries.

(c) Megawatts Booked, Inspected and Terminated. As soon as available, but in any event within sixty (60) days after the end of each of the fiscal quarters of each fiscal year of the Borrower, (i) an internally prepared income statement, measured on an Activity Basis, reflecting megawatts booked and inspected for such fiscal quarter and (ii) a report of megawatts terminated for such fiscal quarter.

(d) Business Plan and Budget. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, an annual business plan and budget consisting of forecasts prepared by management of the Borrower on an Activity Basis, in form reasonably satisfactory to the Administrative Agent and the Required Lenders, on a monthly basis for the immediately following fiscal year.

As to any information contained in materials furnished pursuant to Section 6.02(g), the Borrower shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

Section 6.02 Certificates; Other Information.

Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) Accountants’ Certificate. Concurrently with the delivery of the Borrower’s financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event.

(b) Compliance Certificate. Concurrently with the delivery of the Borrower’s financial statements referred to in Sections 6.01(a) and (b), (i) a duly completed Compliance Certificate signed by

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the chief executive officer, chief financial officer, treasurer or controller which is a Responsible Officer of the Borrower, and in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 7.11, a statement of reconciliation conforming such financial statements to GAAP, and (ii) a copy of management’s discussion and analysis with respect to such financial statements.

(c) Updated Schedules. Concurrently with the delivery of the Compliance Certificate referred to in Section 6.02(b), the following updated Schedules of the Borrower to this Agreement (which may be attached to the Compliance Certificate) to the extent required to make the representation related to such Schedule true and correct as of the date of such Compliance Certificate: Schedules 1.01(c), 5.10, 5.20(a), 5.20(b), 5.21(b), 5.21(c), 5.21(d)(i), 5.21(d)(ii), 5.21(e), 5.21(f), 5.21(g)(i), 5.21(g)(ii) and 5.21(h).

(d) Calculations. Concurrently with the delivery of the Compliance Certificate referred to in Section 6.02(b) required to be delivered with the Borrower’s financial statements referred to in Section 6.01(a), a certificate from the Borrower (which may be included in such Compliance Certificate) including the amount of all Restricted Payments, Investments (including Permitted Acquisitions), Dispositions and Capital Expenditures that were made during the prior fiscal year.

(e) Changes in Corporate Structure. Concurrently with the delivery of the Compliance Certificate referred to in Section 6.02(b), Borrower will provide notice of any change in corporate structure of any Loan Party or any of its Subsidiaries (including by merger, consolidation, dissolution or other change in corporate structure) to the Administrative Agent, along with such other information as reasonably requested by the Administrative Agent. Provide notice to the Administrative Agent, not less than ten (10) days prior (or such extended period of time as agreed to by the Administrative Agent) of any change in any Loan Party’s legal name, state of organization, or organizational existence.

(f) Audit Reports; Management Letters; Recommendations. Promptly after any reasonable request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party, or any audit of any of them.

(g) Annual Reports; Etc. Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;.

(h) Debt Securities Statements and Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section.

(i) SEC Notices. Promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any

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investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof.

(j) Notices. Not later than five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and, from time to time upon request by the Administrative Agent, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request.

(k) Environmental Notice. Promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

(l) Additional Information. Subject to Section 6.10(b), promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

(m) Borrowing Base Certificate. As soon as available, but in any event within fifteen (15) days after the end of each month, a Borrowing Base Certificate together with a Back-Log Spreadsheet and a Take-Out Spreadsheet and other supporting information, each prepared as at the end of such month, duly certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 1.01(a); or (b) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website, related to an SEC filing or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies and (ii) the Borrower shall notify the Administrative Agent and each Lender (by fax transmission or other electronic mail transmission) of the posting of any such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (A) the Administrative Agent and/or an Affiliate thereof may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (B) certain of the Lenders (each, a “Public Lender”) may have personnel who

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do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or Equity Interests that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (1) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (2) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, any Affiliate thereof, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (3) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (4) the Administrative Agent and the any Affiliate thereof and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

Section 6.03 Notices.

(a) Promptly, but in any event within two (2) Business Days, notify the Administrative Agent and each Lender of the occurrence of any Default; and

(b) Promptly, but in any event within four (4) Business Days, notify the Administrative Agent and each Lender:

(i) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

(ii) of the occurrence of any ERISA Event;

(iii) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(iv) the execution and delivery by the parties thereto of agreements evidencing new Tax Equity Commitments or Backlever Financing obtained by Borrower or its Subsidiaries.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and to the extent applicable and not including any notice provided pursuant to clause (iv) above, stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Section 6.04 Payment of Obligations.

Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; except, in each case, to the extent that failure an Excluded Subsidiaries’ failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 6.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05, except to the extent that failure to do so could not reasonably be expected to adversely affect the Agent or the Secured Parties.

(b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

Section 6.06 Maintenance of Properties.

(a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted;

(b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

Section 6.07 Maintenance of Insurance.

(a) Maintenance of Insurance. With respect to the Loan Parties, maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including, without limitation, (i) property terrorism insurance and (ii) flood hazard insurance on all Mortgaged Properties that are Flood Hazard Properties, on such terms and in such amounts as required by the National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent.

(b) Evidence of Insurance. With respect to the Loan Parties, cause the Administrative Agent to be named as lenders’ loss payable, loss payee or mortgagee, as its interest may appear, and/or additional insured with respect of any such insurance providing liability coverage or coverage in respect

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of any Collateral, and cause, unless otherwise agreed to by the Administrative Agent, each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled (or ten (10) days prior notice in the case of cancellation due to the nonpayment of premiums). Annually, upon expiration of current insurance coverage, the Loan Parties shall provide, or cause to be provided, to the Administrative Agent, such evidence of insurance as required by the Administrative Agent, including, but not limited to: (i) certified copies of such insurance policies, (ii) evidence of such insurance policies (including, without limitation and as applicable, ACORD Form 28 certificates (or similar form of insurance certificate), and ACORD Form 25 certificates (or similar form of insurance certificate)), (iii) declaration pages for each insurance policy and (iv) lender’s loss payable endorsement if the Administrative Agent for the benefit of the Secured Parties is not on the declarations page for such policy. As requested by the Administrative Agent, the Loan Parties agree to deliver to the Administrative Agent an Authorization to Share Insurance Information in substantially the form of Exhibit P (or such other form as required by each of the Loan Parties’ insurance companies).

(c) Redesignation. Promptly notify the Administrative Agent of any Mortgaged Property that is, or becomes, a Flood Hazard Property.

Section 6.08 Compliance with Laws.

Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

Section 6.09 Books and Records.

(a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be; and

(b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be.

Section 6.10 Inspection Rights.

(a) Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of Borrower’s properties, to examine its and its Subsidiaries’ corporate, financial and operating records, and make copies thereof or abstracts therefrom (subject to the limitation set forth in clause (b) below), and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, subject to clause (c) below, prior to an Event of Default, Administrative Agent shall not conduct more than one such inspection during any calendar year; provided further, however, that when an Event of Default exists the Administrative Agent (or any of its respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

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(b) [***].

(c) Subject to the second proviso in clause (a) above, Administrative Agent may (and at the direction of a Lender shall) conduct an additional inspection during any calendar year beyond the inspection set forth in the first proviso in clause (a) above so long as (i) the results of such inspection will not result in the exercise of Administrative Agent’s discretion as set forth in Sections 2.01(b)(i) and (ii), (ii) such inspection shall be at the cost and expense of Lenders if at the time of such inspection no Event of Default exists, and (iii) Administrative Agent designates such inspection as an “Additional Inspection”.

Section 6.11 Use of Proceeds.

Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document. The proceeds of the Credit Extensions shall not be used to pay the purchase price or fees related to the purchase of the interests of a Tax Equity Investor in connection with Partnership Flip Structure, Sale-Leaseback Structure or Inverted Lease Structure.

Section 6.12 Material Contracts.

Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon reasonable request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 6.13 Covenant to Guarantee Obligations.

The Loan Parties will cause each of their Subsidiaries whether newly formed, after acquired or otherwise existing to promptly (and in any event within thirty (30) days after such Subsidiary is formed or acquired (or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion)) become a Guarantor hereunder by way of execution of a Joinder Agreement; provided, however, no (i) Foreign Subsidiary shall be required to become a Guarantor to the extent such Guaranty would result in a material adverse tax consequence for the Borrower and (ii) no Subsidiary formed with the intent of becoming an Excluded Subsidiary shall be required to become a Guarantor. In connection therewith, the Loan Parties shall give notice to the Administrative Agent not less than thirty (30) days after creating a Subsidiary (or such shorter period of time as agreed to by the Administrative Agent in its reasonable discretion), or acquiring the Equity Interests of any other Person. In connection with the foregoing, the Loan Parties shall deliver to the Administrative Agent, with respect to each new Guarantor to the extent applicable, substantially the same documentation required pursuant to Sections 4.01 and 6.14 and such other documents or agreements as the Administrative Agent may reasonably request.

Section 6.14 Covenant to Give Security.

Except with respect to Excluded Property:

(a) Equity Interests and Personal Property. Each Loan Party will cause the Pledged Equity and all of its tangible and intangible personal property now owned or hereafter acquired by it to be subject at all times to a first priority, perfected Lien (subject to Permitted Liens to the extent permitted by the

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Loan Documents) in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations pursuant to the terms and conditions of the Collateral Documents. Each Loan Party shall provide opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Administrative Agent.

(b) Real Property. If any Loan Party intends to acquire a fee ownership interest in any real property (“Real Estate”) after the Closing Date and such Real Estate has a fair market value in excess of $1,000,000, it shall provide to the Administrative Agent within sixty (60) days (or such extended period of time as agreed to by the Administrative Agent) a Mortgage and such Mortgaged Property Support Documents as the Administrative Agent may request to cause such Real Estate to be subject at all times to a first priority, perfected Lien (subject in each case to Permitted Liens) in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations pursuant to the terms and conditions of the Collateral Documents.

(c) Landlord Waivers. In the case of (i) each headquarter location of the Loan Parties (as of the Closing Date, there is only one headquarter location in San Mateo, California) and each other location where the Loan Parties maintain any books or records (electronic or otherwise) and (ii) any personal property Collateral located at any other premises containing personal property Collateral with a value in excess of $1,000,000, the Loan Parties will provide the Administrative Agent (x) with respect to any premises operated by a third party logistics coordinator or warehouse operator who manage such real property, with such estoppel letters, consents or waivers from such third party logistics coordinator or warehouse operator (such estoppel letters, consents or waivers shall be in form and substance satisfactory to the Administrative Agent, it being acknowledged and agreed that any bailee agreement in the form of Exhibit N-1 is satisfactory to the Administrative Agent) and (y) with respect to a premises that is leased directly from the property owner, with such estoppel letters, consents or waivers from the respective landlord who owns such property, to the extent (A) requested by the Administrative Agent and (B) the Loan Parties are able to secure such letters, consents and waivers after using commercially reasonable efforts (such letters, consents and waivers shall be in form and substance satisfactory to the Administrative Agent, it being acknowledged and agreed that any landlord waiver in the form of Exhibit N-2 is satisfactory to the Administrative Agent).

(d) Account Control Agreements. Each of the Loan Parties shall not open, maintain or otherwise have any deposit or other accounts (including securities accounts) at any bank or other financial institution, or any other account where money or securities are or may be deposited or maintained with any Person, other than (a) deposit accounts that are maintained at all times with depositary institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement, (b) securities accounts that are maintained at all times with financial institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement, (c) deposit accounts established solely as payroll and other zero balance accounts and such accounts are held at Bank of America and (d) other deposit accounts, so long as at any time the balance in any such account does not exceed $10,000 and the aggregate balance in all such accounts does not exceed $100,000.

(e) Further Assurances. At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable to maintain in favor of the Administrative Agent, for the benefit of the Secured Parties, Liens and insurance rights on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Loan Parties under, the Loan Documents and all applicable Laws.

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Section 6.15 Further Assurances.

Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

Section 6.16 Compliance with Environmental Laws.

Comply, and cause all lessees and other Persons (other than the customer under the Host Customer Agreements) in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

Section 6.17 Alternative Servicer.

By no later than December 31, 2012, Borrower shall provide to Administrative Agent a plan for the engagement of an alternative servicer which will have the ability to provide maintenance and operations for the PV Systems of the Host Customer Agreements in the event the Borrower is unable or needs assistance in the provision of operation and maintenance for such customer’s PV Systems.

Section 6.18 Post-Closing Deliverables. Deliver, within sixty (60) days of the Closing Date, to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) In the case of any personal property Collateral with an aggregate value in excess of $1,000,000 located at premises set forth on Schedule 5.21(g)(ii), such estoppel letters, consents or waivers from the third party logistics coordinators or warehouse operators who manage such real property (or, to the extent there is no third party logistics coordinator or warehouse operator, the landlord) to the extent required to be delivered in connection with Section 6.14 (such letters, consents and waivers shall be in form and substance satisfactory to the Administrative Agent, it being acknowledged and agreed that any bailee agreement in substantially the form of Exhibit N-1 or landlord waiver in substantially the form of Exhibit N-2 is satisfactory to the Administrative Agent);

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(b) Evidence that any outstanding letters of credit have been transferred to the L/C Issuer;

(c) With respect to deposit accounts maintained by any Loan Party which are held with financial institutions other than Bank of America, (i) evidence that such accounts have been closed and the proceeds therein transferred to a deposit account held by Bank of America, or (ii) a duly executed Qualifying Control Agreement;

(d) Duly executed Qualifying Control Agreement for each deposit account maintained by any Loan Party with any financial institution including Bank of America; and

(e) Evidence the UCC financing statement recorded with the Delaware Secretary of State on March 19, 2009 with the filing number 90892031, naming Duvera Billing Services, LLC as the secured party thereunder and Borrower as the debtor thereunder, shall have been properly terminated.

ARTICLE VII

NEGATIVE COVENANTS

Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirect do the following.

Section 7.01 Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following (the “Permitted Liens”):

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property, assets or revenues covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(b);

(c) Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) Statutory Liens such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person; provided that a reserve or other appropriate provision shall have been made therefor;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness) that is not Indebtedness permitted under Section 7.02, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 8.01(h);

(i) Liens securing Indebtedness permitted under Section 7.02(c); provided that (i) such Liens do not at any time encumber any property, assets or revenues other than the property, assets or revenues financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value at the time of the acquisition, whichever is lower, of the property being acquired on the date of acquisition;

(j) Liens (i) securing Indebtedness permitted under Section 7.02(g) on the property, assets and revenues of Excluded Subsidiaries and (ii) securing obligations of the Excluded Subsidiaries pursuant to the Tax Equity documents, in each case so long as such Liens do not attach to the net proceeds of any Available Take-Out which are subject to the Payment Direction Letter;

(k) Liens securing Indebtedness permitted under Section 7.02(h) subject to the Intercreditor Agreement;

(l) Liens securing Indebtedness permitted under Section 7.02(i) so long as such Liens attach only to the vehicles financed thereby;

(m) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Borrower or any of its Subsidiaries, in each case in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing solely the customary amounts owing to such bank with respect to cash management and operating account arrangements; provided, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(n) Liens arising out of judgments or awards not resulting in an Event of Default; provided the applicable Loan Party or Subsidiary shall in good faith be prosecuting an appeal or proceedings for review;

(o) Any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by any Loan Party or any Subsidiary thereof in the ordinary course of business and covering only the assets so leased, licensed or subleased;

(p) Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;

(q) Any zoning, building or similar laws or rights reserved to or vested in any Governmental Authority;

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(r) Liens on property, assets and revenues of Excluded Subsidiaries securing Indebtedness incurred under Section 7.02(n); and

(s) other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $[***], provided that no such Lien shall extend to or cover any Collateral.

Section 7.02 Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness outstanding on the date hereof and listed on Schedule 7.02 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension; and, still further, that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination, standstill and related terms (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(c) Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness of the Loan Parties at any one time outstanding shall not exceed $[***];

(d) Unsecured Indebtedness of a Subsidiary of the Borrower owed to the Borrower or a Subsidiary of the Borrower, which Indebtedness shall (i) to the extent required by the Administrative Agent, be evidenced by promissory notes which shall be pledged to the Administrative Agent as Collateral for the Secured Obligations in accordance with the terms of the Security Agreement, (ii) be on terms (including subordination terms) reasonably acceptable to the Administrative Agent and (iii) be otherwise permitted under the provisions of Section 7.03 (“Intercompany Debt”);

(e) Guarantees of the Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower or any other Guarantor;

(f) obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(g) Backlever Financing;

(h) Inventory Financing Facility;

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(i) Existing Vehicle Financing and other Indebtedness incurred for the acquisition or lease of vehicles (so long as the amount of the Indebtedness does not exceed the purchase price of the vehicles purchased with the proceeds thereof) and any refinancing of such other vehicle Indebtedness (so long as the amount of the Indebtedness is not increased in connection with such refinancing);

(j) Borrower’s limited guarantees, indemnification obligations and obligations to make capital contributions to the Excluded Subsidiaries as required under the documents evidencing the Tax Equity Commitments so long as such indemnification and capital contribution obligations are not made in respect of obligations to repay debt for borrowed money;

(k) Unsecured vendor financing incurred in the ordinary course of Borrower or any of its Subsidiaries’ business;

(l) Obligations of reimbursement owed to the issuers of surety bonds (including, without limitation, payment and performance bonds, operation and maintenance bonds, contractor license bonds, bid bonds, energy broker bonds, prevailing wage bonds, sweepstake bonds, permit bonds, electrical license bonds, notary public bonds and other similar bonds) to the extent such surety bonds are procured in the ordinary course of business;

(m) Indebtedness evidenced in warrants issued by Borrower in connection with its Equity Interests and stock options in the Borrower, in each case issued in the ordinary course of business, so long as such Indebtedness is not for borrowed money;

(n) Indebtedness incurred by an Excluded Subsidiary in connection with the purchase of a Tax Equity Investor’s interest in a Partnership Flip Structure, Sale-Leaseback Structure or Inverted Lease Structure so long as (i) no Loan Party has an obligation to pay debt service under such Indebtedness, and (ii) the Tax Equity Commitments of such Excluded Subsidiary and its partially or wholly owned subsidiaries have been fully funded and are no longer included in the calculation of Available Take-Out;

(o) other unsecured Indebtedness not contemplated by the above provisions in an aggregate principal amount not to exceed $[***] at any time outstanding; and

(p) Indebtedness incurred in accordance with the applicable Tax Equity Documents in the ordinary course of business.

Section 7.03 Investments.

Make or hold any Investments, except:

(a) Investments held by the Borrower and its Subsidiaries in the form of cash or Cash Equivalents;

(b) loans from any Loan Party to any officer, director and/or employee of the Borrower and Subsidiaries in an aggregate amount not to exceed $100,000;

(c) (i) Investments by the Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) Investments by the Borrower and its Subsidiaries in Loan Parties, (iii) Investments by Excluded Subsidiaries in other Excluded Subsidiaries and (iv) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments by the Loan Parties in Excluded Subsidiaries in an aggregate amount invested from the date hereof together with any Investments made under clause 7.03(i) below not to exceed $[***];

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e) Guarantees permitted by Section 7.02;

(f) Investments existing on the date hereof (other than those referred to in Section 7.03(c)(i)) and set forth on Schedule 7.03;

(g) Permitted Acquisitions (other than of CFCs and Subsidiaries held directly or indirectly by a CFC which Investments are covered by Section 7.03(c)(iv));

(h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(i) other Investments not contemplated by the above provisions not exceeding $[***] in the aggregate invested from the date hereof after taking into account Investments under clause 7.03(c)(iv) above; and

(j) Investments in Excluded Subsidiaries in accordance with the applicable Tax Equity Documents in the ordinary course of business.

Section 7.04 Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

(a) any Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party, so long as no Default exists or would result therefrom;

(b) any Excluded Subsidiary may (i) dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) as set forth in Section 7.05(e), or (ii) so long as no Default exists or would result therefrom, merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, in each case so long as the Tax Equity Commitments of such Excluded Subsidiary have been fully funded and are no longer included in the calculation of Available Take-Out;

(c) in connection with any Permitted Acquisition, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of the Borrower and (ii) in the case of any such merger to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving Person;

(d) so long as no Default has occurred and is continuing or would result therefrom, each of the Borrower and any Loan Party may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger to which the Borrower is a party, the Borrower is

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

the surviving Person and (ii) in the case of any such merger to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving Person;

(e) any Public Offering of equity interests in the Borrower, any follow-on offerings thereafter, any private offerings of equity interests of Borrower and any other activities in connection therewith, so long as such offerings and activities could not be reasonably expected to have Material Adverse Effect or result in a Change of Control; and

(f) Disposition of Equity Interests in or assets of Excluded Subsidiaries as permitted by Section 7.05(e).

Section 7.05 Dispositions.

Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Permitted Dispositions;

(b) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions permitted by Section 7.04;

(e) Dispositions of Equity Interests in, or assets of, Excluded Subsidiaries so long as (i) the Tax Equity Commitments of such Excluded Subsidiary and its partially or wholly owned subsidiaries shall have been fully funded and are no longer included in the calculation of Available Take-Out, (ii) consideration received for such Disposition is in Cash or Cash Equivalents, and (iii) the net consideration (after deduction of reasonable fees and expenses) is distributed directly to Borrower;

(f) other Dispositions so long as (i) the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneously with consummation of the transaction and shall be in an amount not less than the fair market value of the property disposed of, (ii) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section 7.14, (iii) such transaction does not involve the sale or other disposition of Equity Interests in any Subsidiary, (iv) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other property concurrently being disposed of in a transaction otherwise permitted under this Section, and (v) the aggregate net book value of all of the assets sold or otherwise disposed of by the Loan Parties and their Subsidiaries in all such transactions in any fiscal year of the Borrower shall not exceed $[***]; and

(g) Dispositions made in the ordinary course of business in accordance with the applicable Tax Equity Documents.

Section 7.06 Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(a) each Subsidiary may make Restricted Payments to any Person that owns Equity Interests in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in common Equity Interests of such Person;

(c) the exercise of stock repurchase rights of Borrower in connection with shareholder’s right of first refusal as set forth in Borrower’s stock option plan; and

(d) the Borrower may make other Restricted Payments in an aggregate amount during any fiscal year of the Borrower not to exceed $[***].

Section 7.07 Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto which could reasonably be expected to have a Material Adverse Effect.

Section 7.08 Transactions with Affiliates.

Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) advances of working capital to any Loan Party, (b) transfers of cash and assets to any Loan Party, (c) intercompany transactions expressly permitted by this Agreement, (d) normal and reasonable compensation (including grant of stock options in accordance with Borrower’s stock option plan) and reimbursement of expenses of officers and directors, (e) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on fair and reasonable terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arm’s length transaction with a Person other than an officer, director or Affiliate, (f) transactions contemplated by the Tax Equity Documents, and (g) transactions with Tesla Motors, Inc. with respect to the sharing of battery technologies and use of joint facilities for sales and marketing purposes.

Section 7.09 Burdensome Agreements.

Enter into, or permit to exist, any Contractual Obligation (except for this Agreement and the other Loan Documents and the documents evidencing the Inventory Financing Facility) that (a) restricts the ability of any such Person to (i) to act as a Loan Party; (ii) make Restricted Payments to any Loan Party, (iii) pay any Indebtedness or other obligation owed to any Loan Party, (iv) make loans or advances to any Loan Party, or (v) create any Lien upon any of their properties or assets, whether now owned or hereafter acquired, except, in the case of clause (a)(v) only, for any document or instrument governing Indebtedness incurred pursuant to Section 7.02(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, or (b) requires the grant of any Lien on property for any obligation if a Lien on such property is given as security for the Secured Obligations.

Section 7.10 Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

Section 7.11 Financial Covenants.

(a) Debt Service Coverage Ratio. Permit the Debt Service Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 1.25:1.00 opposite such fiscal quarter.

(b) Unencumbered Liquidity. Permit the Unencumbered Liquidity of the Borrower to be less than:

(i) prior to the Liquidity Covenant Increase date, $35,000,000, measured monthly as of the last day of each month; provided, that an Event of Default shall not be deemed to have occurred solely as a result of Borrower’s failure to maintain an Unencumbered Liquidity of at least $35,000,000 as of any month end prior to the Liquidity Covenant Increase Date unless its Unencumbered Liquidity is less then such amount on two consecutive measurement dates; further provided, that Unencumbered Liquidity shall not be less than $30,000,000 as of the last day of any month occurring prior to the Liquidity Covenant Increase Date; and

(ii) at all times on or after the Liquidity Covenant Increase Date, $50,000,000, measured monthly as of the last day of each month; provided, that an Event of Default shall not be deemed to have occurred solely as a result of Borrower’s failure to maintain an Unencumbered Liquidity of at least $50,000,000 as of any month end on or after the Liquidity Covenant Increase Date unless its Unencumbered Liquidity is less then such amount on two consecutive measurement dates; further provided, that Unencumbered Liquidity shall not be less than $40,000,000 as of the last day of any month occurring on or after to the Liquidity Covenant Increase Date.

Section 7.12 Capital Expenditures.

Make or become legally obligated to make any Capital Expenditure, except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Subsidiaries during each fiscal year set forth below, the amount set forth opposite such fiscal year:

Fiscal Year	Amount
2012	$10,000,000
2013	$15,000,000
2014	$15,000,000
2015	$20,000,000

Section 7.13 Amendments of Organization Documents; Fiscal Year; Legal Name, State of Formation; Form of Entity and Accounting Changes.

(a) Amend any of its Organization Documents in a manner that could reasonably be expected to lead to a Material Adverse Effect;

(b) change its fiscal year;

(c) without providing thirty (30) days prior written notice to the Administrative Agent (or such extended period of time as agreed to by the Administrative Agent), change its name, state of formation or form of organization; or

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(d) make any chance in accounting policies or reporting practices, except as required by GAAP or as required by Borrower’s external auditors.

Section 7.14 Sale and Leaseback Transactions.

Enter into any Sale and Leaseback Transaction other than (i) a Sale and Leaseback Transaction of vehicles pursuant to the Existing Vehicle Financing, (ii) a Sale and Leaseback Transaction of office and computer equipment in the ordinary course of business, and (iii) a Sale and Leaseback Transaction for the sale of PV Systems in the ordinary course of Borrower’s business pursuant to a Sale-Leaseback Structure.

Section 7.15 Host Customer Agreements.

Make any material amendments to its forms of Host Customer Agreements as disclosed to Administrative Agent on the Closing Date in a manner that could be reasonably expected to lead to a Material Adverse Effect.

Section 7.16 General.

Except with respect to Sections 7.06(b) and 7.09(a)(ii) which shall at all times be applicable to Borrower and each of its Subsidiaries, the covenants set forth in this Article VII shall in no way be applicable to the activities of the Excluded Subsidiaries required, contemplated or permitted under (i) the Tax Equity Documents in effect on the Closing Date, (ii) the Tax Equity Documents executed after the closing date which are materially similar to the Tax Equity Documents in effect on the Closing Date or otherwise approved in accordance with Section 2.01(b)(ii), and (iii) all other Tax Equity Documents to the extent the obligations of Borrower and its Subsidiaries thereunder (x) do not materially impair the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party, (y) could be reasonably expected to result in a Material Adverse Effect or (z) do not restrict the ability of any Excluded Subsidiary to perform its obligations under the Payment Direction Letter; provided, however, under no circumstance shall a Subsidiary shall incur a Lien on the assets or equity of any Loan Party.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.01 Events of Default.

Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) within three (3) days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. (i) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.08, 6.10, 6.11, 6.12, 6.16, Article VII or Article X or (ii) any of the Loan Parties fails to perform or observe any term, covenant or agreement contained in the Security Agreement; or

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

(e) Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the $[***], or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, in each case having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $[***] or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

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(h) Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations arising under the Loan Documents, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Uninsured Loss. Any uninsured damage to or theft or destruction of any assets of the Loan Parties or any of their Subsidiaries shall occur that is in excess of $[***] (excluding customary deductible thresholds established in accordance with historical past practices).

provided, however, with respect to an Excluded Subsidiary, an Event of Default shall not be deemed to have occurred pursuant to Sections 8.01(e), (f), (g), and (h) unless the breach under such Sections could reasonably be expected to have a Material Adverse Effect or adversely affect such Excluded Subsidiary’s ability to make required distributions or payments to Borrower.

Without limiting the provisions of Article IX, if a Default shall have occurred under the Loan Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Loan Documents or is otherwise expressly waived by Administrative Agent (with the approval of requisite Appropriate Lenders (in their sole discretion) as determined in accordance with Section 11.01; and once an Event of Default occurs under the Loan Documents, then such Event of Default will continue to exist until it is expressly waived by the requisite Appropriate Lenders or by the Administrative Agent with the approval of the requisite Appropriate Lenders, as required hereunder in Section 11.01.

Section 8.02 Remedies upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

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(a) declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable Law or equity;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 8.03 Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02) or if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Secured Obligations then due hereunder, any amounts received on account of the Secured Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Secured Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, L/C Borrowings and Secured Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Hedge Banks and

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the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.14; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX

ADMINISTRATIVE AGENT

Section 9.01 Appointment and Authority.

(a) Appointment. Each of the Lenders and the L/C Issuer hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In

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this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

Section 9.03 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the

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Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Any such action taken or failure to act pursuant to the foregoing shall be binding on all Lenders. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

Neither the Administrative Agent nor any of its Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.04 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections.

Section 9.05 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection

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with the syndication of the Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.06 Resignation of Administrative Agent.

(a) Notice. The Administrative Agent may at any time resign as Administrative Agent upon thirty (30) days’ notice to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment prior to the effective date of the resignation of the Administrative Agent gives (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective.

(b) Defaulting Lender. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(b) Effect of Resignation or Removal. With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or

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removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(c) L/C Issuer and Swingline Lender. Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swingline Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as applicable, (ii) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

Section 9.07 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.08 No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Arranger, a Lender or the L/C Issuer hereunder.

Section 9.09 Administrative Agent May File Proofs of Claim; Credit Bidding.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

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(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09, and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

The Loan Parties and the Secured Parties hereby irrevocably authorize the Administrative Agent, based upon the instruction of the Required Lenders, to (a) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363 of the Bankruptcy Code or any similar Laws in any other jurisdictions to which a Loan Party is subject, or (b) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable Law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of the Administrative Agent to credit bid and purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of the Administrative Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Secured Parties whose Secured Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Secured Obligations credit bid in relation to the aggregate amount of Secured Obligations so credit bid) in the asset or assets so purchased (or in the Equity Interests of the acquisition vehicle or vehicles that are used to consummate such purchase). Except as provided above and otherwise expressly provided for herein or in the other Collateral Documents, the Administrative Agent will not execute and deliver a release of any Lien on any Collateral. Upon request by the Administrative Agent or the Borrower at any time, the Secured Parties will confirm in writing the Administrative Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 9.09.

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Section 9.10 Collateral and Guaranty Matters.

Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Facility Termination Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 11.01;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i);

(c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents or if such person becomes an Excluded Subsidiary;

(d) to release any Lien on the assets or Equity Interests of a Subsidiary that becomes an Excluded Subsidiary.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 9.11 Secured Cash Management Agreements and Secured Hedge Agreements.

Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash

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Management Agreements and Secured Hedge Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of the Facility Termination Date.

ARTICLE X

CONTINUING GUARANTY

Section 10.01 Guaranty.

Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as a guaranty of payment and performance and not of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Secured Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, arising hereunder or under any other Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the enforcement thereof). Notwithstanding the foregoing, the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law. The Administrative Agent’s books and records showing the amount of the Secured Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Secured Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Secured Obligations or any instrument or agreement evidencing any Secured Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Secured Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

Section 10.02 Rights of Lenders.

Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Secured Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Secured Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

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Section 10.03 Certain Waivers.

Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against the Borrower, proceed against or exhaust any security for the Secured Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Secured Obligations.

Section 10.04 Obligations Independent.

The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Secured Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

Section 10.05 Subrogation.

No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Secured Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facility are terminated. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Secured Obligations, whether matured or unmatured.

Section 10.06 Termination; Reinstatement.

This Guaranty is a continuing and irrevocable guaranty of all Secured Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Secured Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

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Section 10.07 Stay of Acceleration.

If acceleration of the time for payment of any of the Secured Obligations is stayed, in connection with any case commenced by or against a Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties.

Section 10.08 Condition of Borrower.

Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other Guarantor such information concerning the financial condition, business and operations of the Borrower and any such other Guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

Section 10.09 Appointment of Borrower.

Each of the Guarantors hereby appoints the Borrower to act as its agent for all purposes of this Agreement and the other Loan Documents and agrees that (a) the Borrower may execute such documents on behalf of such Guarantor as the Borrower deems appropriate in its sole discretion and each Guarantor shall be obligated by all of the terms of any such document executed on its behalf, (b) any notice or communication delivered by the Administrative Agent or the Lender to the Borrower shall be deemed delivered to each Guarantor and (c) the Administrative Agent or the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by the Borrower on behalf of each Guarantor.

Section 10.10 Right of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Law.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01, or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender;

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(b) without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension without the written consent of the Required Lenders;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent in Section 4.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(e) change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or thereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g) release all or substantially all of the Collateral in any transaction or series of related transactions (except with respect to Permitted Dispositions and Permitted Investments), without the written consent of each Lender;

(h) release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Guarantor from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or

(i) release the Borrower or permit the borrower to assign or transfer any of its rights or obligations under this Agreement or the other Loan Documents without the consent of each Lender;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, (A) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the

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consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under the Facility, may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (1) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (2) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under the Facility, that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender; (B) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (C) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

Notwithstanding anything to the contrary herein the Administrative Agent may, with the prior written consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Borrower (I) to add one or more additional revolving credit or term loan facilities to this Agreement and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (II) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to obtain comparable tranche voting rights with respect to each such new facility and to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such Non-Consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

Section 11.02 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or electronic mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower or any other Loan Party, the Administrative Agent, the L/C Issuer or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 1.01(a); and

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(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by (fax transmission or electronic mail transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including electronic mail address and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swingline Lender, the L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an electronic mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return electronic mail address or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its electronic mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet.

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(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swingline Lender may change its address, facsimile number or telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile number or telephone number or electronic mail address for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices, Letter of Credit Applications and Swingline Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 11.03 No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs

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of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 11.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Loan Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such

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Indemnitee. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(f) Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swingline Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 11.05 Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be

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repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 11.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment(s) and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); provided that (in each case with respect to the Facility) any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under the Facility and/or the Loans at the time owing to it (in each case with respect to the Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Facility, unless each of the Administrative Agent and, so long as no Event of

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Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans and/or the Commitment assigned, except that this clause (ii) shall not apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Facility;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of the L/C Issuer and the Swingline Lender shall be required for any assignment in respect of the Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the

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event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Revolving Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participations.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment,

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waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Revolving Note or Revolving Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Resignation as L/C Issuer or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Revolving Loans pursuant to subsection (b) above, Bank of America may, (i) upon ten (10) days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon ten (10) days’ notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as L/C Issuer or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swingline Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as

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of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swingline Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

Section 11.07 Treatment of Certain Information; Confidentiality.

(a) Treatment of Certain Information. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority having jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (viii) with the consent of the Borrower or to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses shall be deemed “Information” for purposes of this Section 11.07(a) unless marked “Public.” Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) Non-Public Information. Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (i) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

(c) Press Releases. The Loan Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of the Administrative Agent or any

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Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Administrative Agent, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law and then, in any event the Loan Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure.

(d) Customary Advertising Material. The Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties; provided that if any such advertising materials include Borrower’s results of operating or other non-public Information that is to be treated as confidential under this Section 11.07, Borrower’s consent shall be required prior to use of such Information.

Section 11.08 Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, the L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured, secured or unsecured, or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.09 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary

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prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 11.10 Counterparts; Integration; Effectiveness.

This Agreement and each of the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document, or any certificate delivered thereunder, by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Loan Document, upon the request of any party, such fax transmission or electronic mail transmission shall be promptly followed by such manually executed counterpart.

Section 11.11 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 11.12 Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 11.13 Replacement of Lenders.

If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder

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that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 11.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND

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UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION 11.14. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 11.15 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.

Section 11.16 Subordination.

Each Loan Party (a “Subordinating Loan Party”) hereby subordinates the payment of all obligations and indebtedness of any other Loan Party owing to it, whether now existing or hereafter arising, including but not limited to any obligation of any such other Loan Party to the Subordinating Loan Party as subrogee of the Secured Parties or resulting from such Subordinating Loan Party’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the

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Secured Parties so request, any such obligation or indebtedness of any such other Loan Party to the Subordinating Loan Party shall be enforced and performance received by the Subordinating Loan Party as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Secured Obligations, but without reducing or affecting in any manner the liability of the Subordinating Loan Party under this Agreement. Without limitation of the foregoing, so long as no Default has occurred and is continuing, the Loan Parties may make and receive payments with respect to Intercompany Debt; provided, that in the event that any Loan Party receives any payment of any Intercompany Debt at a time when such payment is prohibited by this Section, such payment shall be held by such Loan Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the Administrative Agent.

Section 11.17 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent and any Affiliate thereof, the Arranger and the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and, as applicable, its Affiliates (including the Arranger) and the Lenders and their Affiliates (collectively, solely for purposes of this Section 11.17, the “Lenders”), on the other hand, (ii) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent and its Affiliates (including the Arranger) and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent, any of its Affiliates (including the Arranger) nor any Lender has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent and its Affiliates (including the Arranger) and the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, any of its Affiliates (including the Arranger) nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any of its Affiliates (including the Arranger) or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

Section 11.18 Electronic Execution of Assignments and Certain Other Documents.

The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global

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and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11.19 USA PATRIOT Act Notice.

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrower and the Loan Parties agree to, promptly following a request by the Administrative Agent or any Lender, provide all such other documentation and information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

Section 11.20 Time of the Essence.

Time is of the essence of the Loan Documents.

Section 11.21 Intercreditor Agreement.

Each Lender hereby irrevocably appoints, designates and authorizes Administrative Agent to enter into and become bound by the Intercreditor Agreement on its behalf and to take such action on its behalf under the provisions thereof. Each Lender further agrees to be bound by the terms and conditions of the Intercreditor Agreement and agrees that it shall not take any action that is prohibited by the terms of the Intercreditor Agreement. No further consent or approval on the part of any Lender is or will be required in connection with the performance by Administrative Agent of the Intercreditor Agreement. Borrower, Administrative Agent and Lenders acknowledge that the exercise of certain of Administrative Agent’s rights and remedies hereunder are subject to and restricted by, the provisions of the Intercreditor Agreement. Except as specified herein, nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement and the other Loan Documents, which, as among Borrower, Administrative Agent and Lenders shall remain in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	SOLARCITY CORPORATION, a Delaware corporation

	By:	/s/ Robert Kelly
Name: Robert Kelly
Title: Chief Financial Officer

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Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Rosanne Parsill
Name: Rosanne Parsill
Title: Vice President

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Credit Agreement

LENDERS:	BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swingline Lender

	By:	/s/ Thomas R. Sullivan
Name: Thomas R. Sullivan
Title: Senior Vice President

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Credit Agreement

BRIDGE BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Molly Hendry
Name: Molly Hendry
Title: AVP

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Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Director

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Associate

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Credit Agreement

SILICON VALLEY BANK, as a Lender

By:	/s/ Dan Baldi
Name: Dan Baldi
Title: Deal Team Leader

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Credit Agreement

SCHEDULE 1.01(a)

Certain Addresses for Notices

Borrower: SolarCity Corporation 3055 Clearview Way San Mateo, California 94127 Attn: General Counsel Phone: 650-963-5826 Electronic Mail: legal@solarcity.com Website Address: www.solarcity.com

Administrative Agent:

For payments and Requests for Credit Extensions

Bank of America, N.A.

Credit Services

Mail Code: TX1-492-14-04

901 Main Street

Dallas TX 75202

Attn: Eldred Sholars

Phone: 214-209-9253

Electronic Mail: eldred.sholars@baml.com

Facsimile: 214-290-9485

Wire Instructions:

Bank of America, New York NY

ABA: [routing number]

Account Name: Credit Services

Account Number: [account number]

Reference: SolarCity Corporation

Other Notices for Administrative Agent

Bank of America, N.A.

Agency Management

Mail Code: WA1-501-17-32

800 Fifth Avenue, Floor 17

Seattle WA 98104

Attn: Dora Brown, Vice President

Phone: 206-358-0101

Electronic Mail: dora.a.brown@baml.com

Facsimile: 415-343-0556

L/C Issuer:

Bank of America, N.A.

Trade Operations

Mail Code: CA9-705-07-05

1000 W. Temple St.

Los Angeles, CA 90012-1514

Attn: Teela Yung

Phone: 213-417-9523

Electronic Mail: Teela.p.yung@baml.com

Facsimile: 888-277-5577

Swingline Lender:

Bank of America, N.A.

Credit Services

Mail Code: TX1-492-14-04

901 Main Street

Dallas TX 75202

Attn: Eldred Sholars

Phone: 214-209-9253

Electronic Mail: eldred.sholars@baml.com

Facsimile: 214-290-9485

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SCHEDULE 1.01(b)

Initial Commitments and Applicable Percentages

Lender	Revolving Commitment	Applicable Percentage (Revolving Loans)
Bank of America, N.A.	$30,000,000	40.000000000%
Silicon Valley Bank	$20,000,000	26.666666667%
Credit Suisse AG, Cayman Islands Branch	$15,000,000	20.000000000%
Bridge Bank	$10,000,000	13.333333333%

Total:	$75,000,000	100%

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SCHEDULE 1.01(c)

Authorized Officers

Loan Party	Authorized Officers
SolarCity Corporation	Lyndon Rive, Chief Executive Officer Peter Rive, Chief Operating Officer Robert Kelly, Chief Financial Officer Seth Weissman, General Counsel Ajmere Dale, Controller

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SCHEDULE 1.01(e)

Mortgaged Property Support Documentation

“Mortgaged Property Support Documents” means the following, all in form and substance satisfactory to the Administrative Agent:

(a)	Mortgages and Assignment of Leases and Rents. Fully executed and notarized Mortgages and, to the extent required by the Administrative Agent, Assignment of Leases and Rents for each property required to become a Mortgaged Property pursuant to the terms of the Loan Documents.

(b)	Mortgage Policies. Fully paid American Land Title Association Lender’s Extended Coverage title insurance policies in form and substance reasonably acceptable to Administrative Agent (the “Mortgage Policies”), with endorsements and in amounts acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents, for mechanics’ and materialmen’s Liens and for zoning of the applicable property) and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable. Further, each Loan Party agrees to provide or obtain any customary affidavits and indemnities as may be required or necessary to obtain title insurance satisfactory to the Administrative Agent.

(c)	Survey. American Land Title Association/American Congress on Surveying and Mapping form as-built surveys, for which all necessary fees (where applicable) have been paid, and dated, certified to the Administrative Agent and the issuer of the Mortgage Policies (the “Title Insurance Company”) in a manner satisfactory to each of the Administrative Agent and the Title Insurance Company by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to each of the Administrative Agent and the Title Insurance Company, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent.

(d)	Flood Hazard Information. (i) Flood hazard certificates and evidence of flood insurance, both as required by The National Flood Insurance Reform Act of 1994, as amended, and as required by the Administrative Agent. (ii) The information required to be delivered pursuant to Schedule 5.21(g)(i) no later than fifteen (15)

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days prior to the Closing Date (or, with respect to any Person to be joined as a Loan Party, such joinder date).

(e)	Insurance. Evidence of the insurance required by the terms of the Mortgages and the Loan Documents.

(f)	Appraisal. An appraisal of each of the properties described in the Mortgages complying with the requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, which appraisals shall be in form and substance reasonably satisfactory to the Administrative Agent and from a Person acceptable to the Administrative Agent.

(g)	Legal Opinions. To the extent requested by the Administrative Agent, favorable opinions of counsel to the Loan Parties for each jurisdiction in which the Mortgaged Properties are located which opinions shall be in form and substance reasonably acceptable to Administrative Agent and its counsel.

(h)	Property Reports. Satisfactory third-party engineering, soils, environmental reports/reviews and other reports of all owned Mortgaged Properties, and to the extent requested by the Administrative Agent, all leased Mortgaged Properties, from professional firms acceptable to Administrative Agent, including, but not limited to Phase I environmental assessments, together with reliance letters in favor of the Lenders.

(i)	Leased Real Property Documents. To the extent requested by the Administrative Agent, all lease agreements between the applicable leasing entity and each of the lessors of the leased real properties listed on Schedule 5.21(g)(i) and Schedule 5.21(g)(ii) (as applicable) and estoppel and consent agreements executed by each of the lessors of the leased real properties listed on Schedule 5.21(g)(i) and Schedule 5.21(g)(ii) (as applicable), along with (i) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary or desirable, in the Administrative Agent’s reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, or (iii) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

(j)	Estoppels and SNDA. To the extent requested by the Administrative Agent, as to owned properties, copies of the leases listed on Schedule 5.21(g)(i) and Schedule 5.21(g)(ii) (as applicable), along with (i) estoppel certificates, from the lessees for such leased properties and (ii) subordination, non-disturbance and attornment

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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agreements in form and substance reasonably satisfactory to the Administrative Agent from those tenants of such leased properties.

(k)	Other Real Property Information. The Administrative Agent shall have received such other certificates, documents and information as are reasonably requested by the Lenders, including, without limitation, landlord agreements/waivers, engineering and structural reports, permanent certificates of occupancy and evidence of zoning compliance, each in form and substance reasonably satisfactory to the Administrative Agent.

(l)	Collateral / Further Assurances / Additional Evidence. At any time, and from time to time, upon reasonable request by the Administrative Agent or any Lender, each Loan Party will, at the Borrower’s or such Loan Party’s expense, (i) correct any defect, error or omission which may be discovered in the form or content of any of the Loan Documents, and (ii) make, execute, deliver and record, or cause to be made, executed, delivered and recorded, any and all further instruments, certificates and other documents as may, in the reasonable opinion of Administrative Agent or any Lender, be necessary or desirable in order to complete, perfect or continue and preserve the Liens and security interests of the Mortgages. Upon any failure by such Loan Party to do so, the Administrative Agent may make, execute and record any and all such instruments, certificates and other documents for and in the name of such Loan Party, all at the sole expense of the Borrower or such Loan Party, and such Loan Party hereby appoints the Administrative Agent the agent and attorney-in-fact of such Loan Party to do so, this appointment being coupled with an interest and being irrevocable. Without limitation of the foregoing, each Loan Party irrevocably authorizes the Administrative Agent at any time and from time to time to file any financing statements, amendments thereto and continuation statements deemed necessary or desirable by the Administrative Agent to establish or maintain the validity, perfection and priority of the Liens and security interests granted in the Mortgages, and each Loan Party ratifies any such filings made by the Administrative Agent prior to the date hereof. From and after the time any Mortgage is recorded and encumbers a Mortgaged Property pursuant to the terms hereof, such Loan Party shall promptly deliver to the Administrative Agent a copy of each such instrument and evidence of its proper filing or recording, as necessary. From and after the time any Mortgage is recorded and encumbers a Mortgaged Property pursuant to the terms hereof, such Loan Party will cause all of the applicable Collateral to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent for the benefit of the Lenders to secure the Secured Obligations pursuant to the terms and conditions of the Loan Documents. Further, Borrower shall provide such other assurances, certificates, documents, consents or opinions as Administrative Agent or any Lender may reasonably require.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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SCHEDULE 5.10

Insurance

Loan Party	Carrier	Policy Number	Expiration Date	Type	Amount	Deductibles

SolarCity Corporation	[carrier]	[policy number]	[expiration date]	[insurance type]	[coverage amount]	[deductible]

SolarCity Corporation	[carrier]	[policy number]	[expiration date]	[insurance type]	[coverage amount]	[deductible]

SolarCity Corporation	[carrier]	[policy number]	[expiration date]	[insurance type]	[coverage amount]	[deductible]

SolarCity Corporation	[carrier]	[policy number]	[expiration date]	[insurance type]	[coverage amount]	[deductible]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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SCHEDULE 5.12

Pension Plans

None.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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SCHEDULE 5.20(a)

Subsidiaries, Partnerships and Other Equity Investments

Subsidiary	Owner(s)	Outstanding	by Loan Party	Number(s)	by Loan Party	Class/Nature
AU Solar I, LLC	SolarCity AU Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
Banyan SolarCity Manager 2010, LLC	SolarCity Arbor Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
Banyan SolarCity Owner 2010, LLC	Banyan SolarCity Manager 2010, LLC	Sole Member	Sole Member		100%	Sole Member
Beatrix Solar I, LLC	SolarCity Orange Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
Bernese Solar Manager I, LLC	SolarCity Alpine Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
Building Solutions Acquisition Corporation	SolarCity Corporation	1,000	1,000	1	100%	Common
Clydesdale SC Solar I, LLC	SolarStrong, LLC	100 Class A	100 Class A		100% Class A	Managing Member
Eiger Lease Co, LLC	Bernese Solar Manager I, LLC	951 Class B	951 Class B		100% Class B	Managing Member
Fontane Solar I, LLC	SolarCity Village Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
Haymarket Holdings, LLC[2]	SolarCity Fund Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
Haymarket Manager 1, LLC[2]	Haymarket Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
Haymarket Solar 1, LLC[2]	Haymarket Manager 1, LLC	100 Class A	100 Class A		100% Class A	Managing Member
Ikehu Manager I, LLC	SolarCity Ulu Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
IL Buono Solar I, LLC	SolarCity Amphitheatre Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
Landlord 2008-A LLC	SolarRock, LLC				51%	Managing Member
	Master Tenant 2008-A LLC				49%	Master Tenant Member
Master Tenant 2008-A LLC	SolarRock, LLC				1%	Managing Member
Matterhorn Solar I, LLC	SolarCity Alpine Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
Monte Rosa Solar I, LLC	SolarCity Alpine Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
Mound Solar Manager V, LLC	SolarCity Arches Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
Mound Solar Master Tenant V, LLC	Mound Solar Manager V, LLC				0.01%	Managing Member
Mound Solar Owner V, LLC	Mound Solar Manager V, LLC				50.01%	Managing Member
	Mound Solar Master Tenant V, LLC				49.99%	Master Tenant Member
MS SolarCity 2008, LLC	SolarCity Holdings 2008, LLC	100 Class A	100 Class A		100% Class A	Managing Member
MS SolarCity Commercial 2008, LLC	MS SolarCity 2008, LLC	Sole Member	Sole Member		100%	Sole Member

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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Subsidiary	Owner(s)	Outstanding	by Loan Party	Number(s)	by Loan Party	Class/Nature
MS SolarCity Residential 2008, LLC	MS SolarCity 2008, LLC	Sole Member	Sole Member		100%	Sole Member
NBA SolarCity AFB, LLC	SolarCity Grand Canyon Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
NBA SolarCity Commercial I, LLC	SolarCity Grand Canyon Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
NBA SolarCity Solar Phoenix, LLC	SolarCity Grand Canyon Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
Pukana La Solar I, LLC	Ikehu Manager I, LLC	100 Class A	100 Class A		100% Class A	Managing Member
Sequoia Pacific Holdings, LLC	SolarCity Arbor Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
Sequoia Pacific Manager I, LLC	Sequoia Pacific Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
Sequoia Pacific Solar I, LLC	Sequoia Pacific Manager I, LLC	1000 Class B	1000 Class B		100% Class B	Class B
Sequoia SolarCity Owner I, LLC	SolarCity Arbor Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
Solar Marketing, Inc.	SolarCity Corporation	0 (at this time)	1,000,000 shares will be owned by SolarCity Corp.		100% will be owned by SolarCity Corp.	1,000,000 common shares to be issued to SolarCity Corp.
Solar Marsh, LLC	SolarCity Fund Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
SolarCity Alpine Holdings, LLC	SolarCity Fund Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
SolarCity Amphitheatre Holdings, LLC	SolarCity Fund Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
SolarCity Arbor Holdings, LLC	SolarCity Fund Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
SolarCity Arches Holdings, LLC	SolarCity Fund Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
SolarCity AU Holdings, LLC	SolarCity Fund Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
SolarCity Community Fund, LLC *	SolarCity Engineering, Inc.				0.01%	Managing Member
	SolarCity New Markets Manager, LLC				99.99%	Non-Managing Administrative Member
SolarCity Engineering, Inc.	SolarCity Corporation	10,000	10,000	C-1	100%	Common
SolarCity Fund Holdings, LLC	SolarCity Corporation	Sole Member	Sole Member		100%	Sole Member
SolarCity Giants Holdings, LLC	SolarCity Corporation	Sole Member	Sole Member		100%	Sole Member
SolarCity Grand Canyon Holdings, LLC	SolarCity Fund Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
SolarCity Holdings 2008, LLC	SolarCity Fund Holdings, LLC	Sole Member	Sole Member		100%	Sole Member

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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Subsidiary	Owner(s)	Outstanding	by Loan Party	Number(s)	by Loan Party	Class/Nature
SolarCity International, Inc.	SolarCity Corporation	10,000	10,000	C-1	100%	Common
SolarCity Investments Canada Ltd.	SolarCity International, Inc.	10,000	10,000	1	100%	Common
SolarCity Mid-Atlantic Holdings, LLC	SolarCity Corporation	Sole Member	Sole Member		100%	Sole Member
SolarCity New Markets Manager, LLC *	SolarCity Fund Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
SolarCity Orange Holdings, LLC	SolarCity Fund Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
SolarCity Ulu Holdings, LLC	SolarCity Fund Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
SolarCity Village Holdings, LLC	SolarCity Fund Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
SolarRock, LLC	SolarCity Fund Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
SolarStrong Holdings, LLC	SolarCity Corporation	Sole Member	Sole Member		100%	Sole Member
SolarStrong, LLC	SolarStrong Holdings, LLC	100 Class B	100 Class B		100% Class B	Managing Member
USB SolarCity Manager 2009, LLC	SolarCity Arches Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
USB SolarCity Manager 2009-2010, LLC	SolarCity Arches Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
USB SolarCity Manager III, LLC	SolarCity Arches Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
USB SolarCity Manager IV, LLC	SolarCity Arches Holdings, LLC	Sole Member	Sole Member		100%	Sole Member
USB SolarCity Master Tenant 2009, LLC	USB SolarCity Manager 2009, LLC				0.01%	Managing Member
USB SolarCity Master Tenant 2009-2010, LLC	USB SolarCity Manager 2009-2010, LLC				0.01%	Managing Member
USB SolarCity Master Tenant III, LLC	USB SolarCity Manager III, LLC				0.01%	Managing Member
USB SolarCity Master Tenant IV, LLC	USB SolarCity Manager IV, LLC				0.01%	Managing Member
USB SolarCity Owner 2009, LLC	USB SolarCity Manager 2009, LLC				50.01%	Managing Member
	USB SolarCity Master Tenant 2009, LLC				49.99%	Master Tenant Member
USB SolarCity Owner 2009-2010, LLC	USB SolarCity Manager 2009-2010, LLC				50.01%	Managing Member
	USB SolarCity Master Tenant 2009-2010, LLC				49.99%	Master Tenant Member
USB SolarCity Owner III, LLC	USB SolarCity Manager III, LLC				50.01%	Managing Member
	USB SolarCity Master Tenant III, LLC				49.99%	Master Tenant Member
USB SolarCity Owner IV, LLC	USB SolarCity Manager IV, LLC				50.01%	Managing Member
	USB SolarCity Master Tenant IV, LLC				49.99%	Master Tenant Member

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

3

*	Indicates unused and inactive subsidiaries that SolarCity is in the process of dissolving.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

4

SCHEDULE 5.20(b)

Loan Parties

Exact Legal Name of Loan Party:	SolarCity Corporation

Previous Legal Names within the 4 months prior to the Closing Date:	None

Jurisdiction of Organization/Incorporation:	Delaware

Type of Organization:	Corporation

Jurisdictions where Qualified to do Business:

Arizona

California

Colorado

Connecticut

Delaware

District of Columbia Florida

Hawaii

Maryland

Massachusetts

Nevada

New Hampshire

New Jersey New Mexico

New York

Ohio

Oregon

Pennsylvania

Tennessee

Texas

Utah

Virginia

Washington

Address of Chief Executive Office:	3055 Clearview Way San Mateo, CA 94402

Address of Principal Place of Business:	3055 Clearview Way San Mateo, CA 94402

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1

U.S. Federal Taxpayer Identification Number, or Unique Identification Number (as applicable)	02-0781046

Organizational Identification Number (if any):	4178768

Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners):	Private 10% stockholders: Elon Musk Draper Fisher Jurvetson and affiliates

Industry or Nature of Business:	Clean energy services and products

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

2

SCHEDULE 5.21(b)

Intellectual Property

Copyrights: None.

Patents:

SolarCity Corporation	USA	Methods of Processing Information in Solar Energy System	RCE	Granted	12/040,693 8,249,902	02/29/08 08/21/12

SolarCity Corporation	USA	Methods of Processing Information in Solar Energy System	CON	Pending	13/589,771	08/20/12

SolarCity Corporation	USA	Renewable Energy System Monitor	PRI	Granted	12/046,236 7,904,382	03/11/08 03/08/11

SolarCity Corporation	USA	Renewable Energy System Monitor	RCE	Granted	13/020,661 8,175,964	02/03/11 05/08/12

SolarCity Corporation	USA	Renewable Energy System Monitor	RCE	Granted	12/047,860 7,925,552	03/13/08 04/12/11

SolarCity Corporation	USA	Renewable Energy System Monitor	CON	Published	13/051,744	03/18/11

SolarCity Corporation	USA	Supply Side Backfeed Meter Socket Adapter	PRI	Granted	12/166,205 7,648,389	07/01/08 01/19/10

SolarCity Corporation	USA	Energy Services	RCE	Published	12/199,242	08/27/08

SolarCity Corporation	USA	Renewable Energy Employee and Employer Group Discounting	RCE	Published	12/203,145	09/03/08

SolarCity Corporation	USA	A Platform/Method for Evaluating Aggregating and Placing of Renewable Energy Generating Assets	RCE	Pending	11/942,930	11/20/07

SolarCity Corporation	USA	Quick Release Mechanism for Solar Panels	RCE	Published	11/936,343	11/07/07

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1

SolarCity Corporation	USA	Roof Support Apparatus for Solar Panels	PRI	Granted	12/349,158 7,797,883	01/06/09 09/21/10

SolarCity Corporation	USA	Techniques for Optimizing Stringing of Solar Panel Modules	PRI	Pending	13/227,139	09/07/11

SolarCity Corporation	USA	Techniques for Optimizing Stringing of Solar Panel Modules	CON	Pending	13/426,487	03/21/12

SolarCity Corporation	USA	Techniques for Optimizing Stringing of Solar Panel Modules	CON	Pending	13/426,503	03/21/12

SolarCity Corporation	USA	Solar Panel Fire Skirt	PRI	Pending	13/535,892	06/28/12

SolarCity Corporation	USA	TECHNIQUES FOR CONTROLLING ENERGY GENERATION AND STORAGE SYSTEMS	PRI	Pending	13/553,603	07/19/12

SolarCity Corporation	USA	Solar Panel Clamp System	PRI	Pending	13/552,395	07/18/12

SolarCity Corporation	USA	Systems and Methods for Home Energy Auditing	PRI	Pending	13/433,191	03/28/12

SolarCity Corporation	USA	Techniques for Facilitating Electrical Design of an Energy Generation System	PRI	Pending	13/556,025	07/23/12

SolarCity Corporation	USA	Systems and Methods for Solar Photovoltaic Design	PRI	Pending	13/557,450	07/25/12

SolarCity Corporation	USA	TECHNIQUES FOR PROVISIONING ENERGY GENERATION AND STORAGE SYSTEMS	PRI	Pending	13/553,639	07/19/12

SolarCity Corporation	USA	Software Abstraction Layer for Energy Generation and Storage Systems	PRI	Pending	13/553,653	07/19/12

Trademarks:

SolarCity Corporation	Australia	SOLARCITY	Registered	7, 9	10/03/07	1202200	11/20/08	1202200	37454-TM2001

SolarCity Corporation	Canada	SOLARCITY	Registered		10/03/07	1366107	03/28/11	TMA794048	37454-TM2002

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

2

SolarCity Corporation	Canada	SOLARSTRONG	Allowed- CA		04/13/11	1523554			37454-TM2007

SolarCity Corporation	USA	DESIGN (CHEVRON)	Published	37, 42	01/30/12	85529053			37454-TM1014

SolarCity Corporation	USA	POWERGUIDE (STYLIZED)	Registered	9, 42	03/26/09	77699884	02/15/11	3920376	37454-TM1009

SolarCity Corporation	USA	PUREPOWER	Published	36	10/08/09	77844838			37454-TM1011

SolarCity Corporation	USA	SOLARCITY	Registered	37, 42	12/08/06	77060532	07/28/11	3474562	37454-TM1002

SolarCity Corporation	USA	SOLARCITY	Registered	7, 9	06/23/06	78915934	10/04/11	4035797	37454-TM1001

SolarCity Corporation	USA	SOLARGUARD	Registered	42	09/13/07	77279209	06/09/09	3636027	37454-TM1003

SolarCity Corporation	USA	SOLARLEASE	Registered	35, 37	10/28/08	77602333	04/27/10	3782129	37454-TM1006

SolarCity Corporation	USA	SOLARSTRONG	Registered	37, 42	01/19/11	85220966	04/17/12	4129539	37454-TM1012

SolarCity Corporation	USA	SOLSOURCE ENERGY	Aband Inst	37, 40	09/24/03	78304783	03/07/06	3066583	37454-TM1010

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

3

SCHEDULE 5.21(c)

Documents, Instruments, and Tangible Chattel Paper

All Documents: None.

All Instruments: None.

All Tangible Chattel Paper: None.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1

SCHEDULE 5.21(d)(i)

Deposit Accounts & Securities Accounts

Institution	Account Number	Balance	ZBA or Payroll
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]	[ZBA or payroll]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1

Institution	Account Number	Balance	ZBA or Payroll
[banking institution]	[account number]	[account balance]	[ZBA or payroll]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
[banking institution]	[account number]	[account balance]
	Total	[total balance]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

2

SCHEDULE 5.21(d)(ii)

Electronic Chattel Paper & Letter of Credit Rights

Electronic Chattel Paper: None.

Letter of Credit Rights: None.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1

SCHEDULE 5.21(e)

Commercial Tort Claims

None.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1

SCHEDULE 5.21(f)

Pledged Equity Interests

None.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1

SCHEDULE 5.21(g)(i)

Mortgaged Properties

None.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1

SCHEDULE 5.21(g)(ii)

Other Properties

(A)

Address	County	Leased or owned	If leased, name of lessor	To the extent owned, approximate fair market value of such property
3055 Clearview Way San Mateo, CA 94402	San Mateo	Leased	Locon San Mateo, LLC	N/A

2855 Campus Drive San Mateo, CA 94403	San Mateo	Leased	[lessor]	N/A

(B)

Location	Address	County	Leased or owned	If leased, name of lessor	To the extent owned, approximate fair market value of such property
Washington, DC	575 7th Street, NW Suite 400 Washington, DC 20004	District of Columbia	Leased	[lessor]	N/A

(C)

Location	Address	County	Leased or owned	If leased, name of lessor	To the extent owned, approximate fair market value of such property
Dewey	3600 State Route 69 Dewey, AZ 86327	Yavapai	Leased	[lessor]	N/A

Phoenix (North) Deer Valley	1725 West Williams Bldg E, Suite 60 Phoenix, AZ 85027	Maricopa	Leased	[lessor]	N/A

Phoenix (South)	3834 E. Roeser Road Phoenix, AZ 85040	Maricopa	Leased	[lessor]	N/A

Phoenix (South)	5401 S. 37th St. Phoenix, AZ 85040	Maricopa	Leased	[lessor]	N/A

Tucson	4651 S. Butterfield, Suite 102 Tucson, AZ 85714	Pima	Leased	[lessor]	N/A

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Location	Address	County	Leased or owned	If leased, name of lessor	To the extent owned, approximate fair market value of such property
Bakersfield	5206 Young Street, Suites C & D Bakersfield, CA 93311	Kern	Leased	[lessor]	N/A

Berkeley	5206 Young Street, Suites C & D Bakersfield, CA 93311	Alameda	Leased	[lessor]	N/A

Foster City	391 Foster City Blvd Foster City, CA 94404	San Mateo	Leased	[lessor]	N/A

Fresno	2310 N. Larkin Ave Fresno, CA 93727	Fresno	Leased	[lessor]	N/A

Los Angeles	6334 Arizona Place Los Angeles, CA 90045	Los Angeles	Leased	[lessor]	N/A

Lancaster (Resi)	249 East Avenue K8 Bldg 2, Units 109, 111 & 113 Lancaster, CA 93534	Los Angeles	Leased	[lessor]	N/A

Pomona	2896 Metropolitan Place Pomona, CA 91767	Los Angeles	Leased	[lessor]	N/A

Sacramento	2709 Academy Way Sacramento, CA 95815	Sacramento	Leased	[lessor]	N/A

San Diego	5183 Mercury Point San Diego, CA 92111	San Diego	Leased	[lessor]	N/A

Santa Ana	2165 South Grand Ave Santa Ana, CA 92705	Orange	Leased	[lessor]	N/A

Temecula	42345 Avenida Alvarado, Suite B Temecula, CA 92590	Riverside	Leased	[lessor]	N/A

Torrance	1347 West Storm Parkway Torrance, CA 90501	Los Angeles	Leased	[lessor]	N/A

Denver	490 East 76th Ave, Unit 3A Denver, CO 80229	Adams	Leased	[lessor]	N/A

Parker	15960 Parkerhouse Road Parker, CO 80134	Douglas	Leased	[lessor]	N/A

Rocky Hill	714 Brook Street Rocky Hill, CT 06067	Hartford	Leased	[lessor]

Wethersfield	61 Arrow Road, #202 Wethersfield, CT 06109	Hartford	Leased	[lessor]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Location	Address	County	Leased or owned	If leased, name of lessor	To the extent owned, approximate fair market value of such property
Mililani	599 Kahelu Ave Mililani, HI 96789	Honolulu	Leased	[lessor]	N/A

Marlborough	24 St Martin Drive Marlborough, MA 01752	Middlesex	Leased	[lessor]	N/A

Beltsville	9000 Virginia Manor Road, # 250 Beltsville, MD 20705	Prince George’s	Leased	[lessor]	N/A

Silver Spring	2319 Stewart Ave Silver Spring, MD 20910	Montgomery	Leased	[lessor]	N/A

Cherry Hill	1930 East Marlton Pike, Bldg Q Cherry Hill, NJ 08003	Camden	Leased	[lessor]	N/A

Princeton	100 Overlook Center, 2nd Floor (2 offices) Princeton NJ 08540	Mercer	Leased	[lessor]	N/A

Colonie	12 Petra Lane Colonie, NY 12205	Albany	Leased	[lessor]	N/A

Albany	6 Vatrano Road Albany, NY 12205	Albany	Leased	[lessor]	N/A

Brooklyn	155 Water St 2nd Floor, Unit 3 Brooklyn, NY 11201	Kings	Leased	[lessor]	N/A

Portland	6132 NE 112th Avenue Portland, OR 97220	Multnomah	Leased	[lessor]	N/A

Broomall	800 Parkway Blvd Broomall, PA 19008	Delaware	Leased	[lessor]	N/A

Dallas	10430 Shady Trail, Suite 108 Dallas, TX 75220	Dallas	Leased	[lessor]	N/A

Ontario	55 City View Drive Toronto, ON M9W 1J1, Canada	Ontario (province)	Leased	[lessor]	N/A

Phoenix	235 S. 56th Street Chandler, AZ	Maricopa	Leased	[lessor]	N/A

Hayward	23541 Eichler St Hayward, CA 94545	Alameda	Leased	[lessor]	N/A

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Location	Address	County	Leased or owned	If leased, name of lessor	To the extent owned, approximate fair market value of such property
Rancho Cucamonga	122 Arrow Route Rancho Cucamonga, CA 91739	San Bernardino	Leased	[lessor]	N/A

Allentown	235 S. 56th Street Allentown, PA 18106	Lehigh	Leased	[lessor]	N/A

Westchester	203 Ridgewood Drive Elmsford, NY 10523	Westchester	Leased	[lessor]	N/A

Honolulu	933 N. Nimitz Hwy Honolulu, HI 96817	Honolulu	Leased	[lessor]	N/A

Cranbury Township	Corporate Drive, Bldg 9 Cranbury Township, NJ 08512	Middlesex	Leased	[lessor]	N/A

(D)1

Location	Address	County	Leased or owned	If leased, name of lessor	To the extent owned, approximate fair market value of such property
Hayward	23541 Eichler St Hayward, CA 94545	Alameda	Leased	[lessor]	N/A

Rancho Cucamonga	122 Arrow Route Rancho Cucamonga, CA 91739	San Bernardino	Leased	[lessor]	N/A

Allentown	235 S. 56th Street Allentown, PA 18106	Lehigh	Leased	[lessor]	N/A

Westchester	203 Ridgewood Drive Elmsford, NY 10523	Westchester	Leased	[lessor]	N/A

Honolulu	933 N. Nimitz Hwy Honolulu, HI 96817	Honolulu	Leased	[lessor]	N/A

Cranbury Township	Corporate Drive, Bldg 9 Cranbury Township, NJ 08512	Middlesex	Leased	[lessor]	N/A

[1]	Information provided for warehouses that hold more than $1 million in Collateral.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 5.21(h)

Material Contracts

(1)	Office Lease Agreement, between Locon San Mateo, LLC and SolarCity Corporation, dated as of July 30, 2010

(2)	First Amendment to Lease, between Locon San Mateo, LLC and SolarCity Corporation, dated as of November 15, 2010

(3)	Second Amendment to Lease, between Locon San Mateo, LLC and SolarCity Corporation, dated as of March 31, 2011

(4)	Term Loan Agreement between SolarCity Corporation and U.S. Bank National Association, dated as of January 24, 2011

(5)	First Amendment to Term Loan Agreement between SolarCity Corporation and U.S. Bank National Association, dated as of May 1, 2011

(6)	Second Amendment to Term Loan Agreement between SolarCity Corporation and U.S. Bank National Association, dated as of October 19, 2011

(7)	Third Amendment to Term Loan Agreement between SolarCity Corporation and U.S. Bank National Association, dated as of March 6, 2012

(8)	Fourth Amendment and Waiver to Term Loan Agreement between SolarCity Corporation and U.S. Bank National Association, dated as of June 28, 2012

(9)	Credit Agreement among SolarCity Corporation, Bank of America, N.A., Goldman Sachs Bank USA, Credit Suisse AG, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated as of March 8, 2012

(10)	All Tax Equity Documents (as such term is defined in the Credit Agreement) delivered to Administrative Agent’s counsel as of the Closing Date and all other Tax Equity Documents inspected by Administrative Agent’s counsel pursuant to Section 6.10(b) of the Credit Agreement.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1

SCHEDULE 7.01

Existing Liens

1.	Restricted Cash Account, American Express (Account Number [account number]); and

2.	The following liens filed with the Secretary of States of the States set forth below:

	Jurisdiction	UCC File No. and Date	Secured Party	Collateral
1.	Delaware Secretary of State	2008-2988010 09/04/08	FPC Funding II, LLC	Lease Filing (Modules)

2.	Delaware Secretary of State	2008-3330089 10/01/08	IBM Credit LLC	Lease Filing (specific equipment).

3.	Delaware Secretary of State	2008 3763305 11/10/08	Wells Fargo Bank, N.A.	Specific equipment

4.	Delaware Secretary of State	90892031 3/19/09	Duvera Billing Services, LLC	All Performance Based Incentive Rebates in connection with the Otay Mesa Border Station 247 pursuant to the Purchase Agreement dated 5/31/08)

5.	Delaware Secretary of State	20100180624 01/11/10	MB Financial Bank, N.A.	Lease Filing (specific equipment).

6.	Delaware Secretary of State	2010-0302145 01/28/10	Wells Fargo Bank, N.A.	Specific equipment

7.	Delaware Secretary of State	2010-0302152 01/28/10	Wells Fargo Bank, N.A.	Specific equipment

8.	Delaware Secretary of State	2010-1125677 04/01/10	IBM Credit LLC	Lease Filing (specific equipment).

9.	Delaware Secretary of State	2010-2039547 06/11/10	Wells Fargo Bank, N.A.	Specific equipment

10.	Delaware Secretary of State	2010-2047672 06/11/10	Wells Fargo Bank, N.A.	Specific equipment

11.	Delaware Secretary of State	2010-2159626 06/21/10	National Bank of Arizona	Specific equipment (Inverter and module).

12.	Delaware Secretary of State	2010-3134925 09/08/10	US Bank National Association	All contents of account held at US Bank Account No. XXXXX0449.

13.	Delaware Secretary of State	2011-0285174 01/25/11	U.S. Bank National Association	All vehicles financed by Secured Party.

14.	Delaware Secretary of State	2011-0816531 03/04/11	Wells Fargo Bank, N.A.	Specific equipment

15.	Delaware Secretary of State	2011-2165754 06/07/11	Toyota Motor Credit Corporation	Specific equipment

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1

	Jurisdiction	UCC File No. and Date	Secured Party	Collateral
16.	Delaware Secretary of State	2011-2446816 06/27/11	NMHG Financial Services, Inc.	All leased equipment.

17.	Delaware Secretary of State	2011-3270702 08/23/11	CIT Technology Financing Services, Inc.	Lease Filing (specific equipment).

18.	Delaware Secretary of State	2011-3553388 09/16/11	CIT Finance LLC	Lease Filing (specific equipment)

19.	Delaware Secretary of State	2011-3935734 10/13/11	CIT Finance LLC	Lease Filing (specific equipment)

20.	Delaware Secretary of State	2011-4198639 10/31/11	CIT Finance LLC	Lease Filing (specific equipment)

21.	Delaware Secretary of State	2011-4202845 10/31/11	CIT Finance LLC	Lease Filing (specific equipment).

22.	Delaware Secretary of State	2012-0795379 02/29/12	U.S. Bank Equipment Finance	Specific equipment

23.	Delaware Secretary of State	2012-0902686 03/08/12	Bank of America, N.A., as Agent	Inverters and Modules (“Procurement Inventory”), Procurement Contracts and Proceeds

24.	Delaware Secretary of State	2012-0994279 03/14/12	Dell Financial Services L.L.C.	Lease Filing (specific equipment)

25.	Delaware Secretary of State	2012-1038399 03/19/12	Wells Fargo Bank, N.A.	Specific equipment

26.	Delaware Secretary of State	2012-1421157 04/12/12	Dell Financial Services L.L.C.	Lease Filing (specific equipment)

27.	Delaware Secretary of State	2012-1928169 05/02/12	Toyota Motor Credit Corporation	Specific equipment

28.	Delaware Secretary of State	2012-1936626 05/02/12	Toyota Motor Credit Corporation	Lease Filing (specific equipment)

29.	California Secretary of State	07-7118378052 06/21/07	De Lage Landen Financial Services, Inc.	Specific equipment

30.	California Secretary of State	07-7122101374 07/20/07	De Lage Landen Financial Services, Inc.	Specific equipment

31.	California Secretary of State	07-7122137272 07/20/07	De Lage Landen Financial Services, Inc.	Specific equipment

32.	California Secretary of State	08-7147214256 02/14/08	De Lage Landen Financial Services, Inc	Specific equipment

33.	California Secretary of State	08-7172233578 09/17/08	Wells Fargo Bank, N.A.	Specific equipment

34.	California Secretary of State	09-7189791112 03/06/09	Landlord 2008-A, LLC	Specific equipment leases.

35.	California Secretary of State	09-7199010208 06/10/09	USB SolarCity Owner 2009, LLC	Specific equipment leases.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

2

	Jurisdiction	UCC File No. and Date	Secured Party	Collateral
36.	California Secretary of State	10-7220393582 01/20/10	USB SolarCity Owner 2009-2010, LLC	Specific equipment leases.

37.	California Secretary of State	10-7220398416 01/20/10	USB SolarCity Owner III, LLC	Specific equipment leases.

38.	California Secretary of State	10-7226137746 03/22/10	Canon Financial Services	Specific leased and financed equipment.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

3

SCHEDULE 7.02

Existing Indebtedness

(1)	Unconditional Guaranty, dated as of August 23, 2011, by SolarCity Corporation in favor of PPL Electric Utilities Corporation (guaranteeing the performance of Sol Sytems, LLC .up to $58,860).

(2)	Letter of Credit Number SLCPPDX05244 dated December 30, 2010 issued by U.S. Bank National Association in favor of Locon San Mateo, LLC for $200,000.

(3)	Letter of Credit Number SLCPPDX05319 dated March 29, 2011 issued by U.S. Bank National Association in favor of Locon San Mateo, LLC for $200,000.

(4)	Letter of Credit Number SLCPPDX05206 dated November 3, 2010 issued by U.S. Bank National Association in favor of Locon San Mateo, LLC for $200,000.

(5)	Letter of Credit Number SLCPPDX05153 dated September 7, 2010 issued by U.S. Bank National Association in favor of Locon San Mateo, LLC for $200,000.

(6)	Letter of Credit Number SLCPPDX05383 dated June 14, 2011 issued by U.S. Bank National Association in favor of Locon San Mateo, LLC for $200,000.

(7)	Letter of Credit Number LC 590052 dated December 19, 2008 issued by Bridge Bank in favor of MS SolarCity Commercial 2008, LLC initially issued for $399,975.65 and decreasing over time.

(8)	Letter of Credit Number LC5900-601 dated March 9, 2012 issued by Bridge Bank in favor of WU/LH 203 Ridgewood L.L.C. for $106,666.68.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1

SCHEDULE 7.03

Existing Investments

1.	Series A Preferred Stock in Clean Currents, Inc., a Delaware corporation.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT A

Form of

Administrative Questionnaire

See attached

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

ADMINISTRATIVE DETAILS REPLY FORM—(US DOLLAR ONLY) CONFIDENTIAL 1. Borrower or Deal Name SOLARCITY CORPORATION E-mail this document with your commitment letter to: E-mail address of recipient: 2. Legal Name of Lender of Record for SignaturePage: Markit Entity Identifier (MEI) # Fund Manager Name (if applicable) Legal Address from Tax Document of Lender of Record: Country Address City State/Province Country 3. Domestic Funding Address: 4. Eurodollar Funding Address: Street Address Street Address Suite/ Mail Code Suite/ Mail Code City State City StatePostal Code Country Postal Code Country 5. Credit Contact Information: Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and Statesecuritieslaws. Primary Credit Contact: First Name Middle Name Last Name Title Street Address Suite/Mail Code City State Postal Code Country Office Telephone # Office Facsimile # Work E-Mail Address IntraLinks/SyndTrak E-Mail Addres Secondary Credit Contact: First Name Middle Name Last Name Title Street Address Suite/Mail Code City State Postal Code Country Office Telephone # Office Facsimile #Work E-Mail Address

ADMINISTRATIVE DETAILS REPLY FORM—(US DOLLAR ONLY) CONFIDENTIAL IntraLinks/SyndTrak E-Mail Address Primary Operations Contact: Secondary Operations Contact: First MI LastFirst MI Last Title Title Street Address Street Address Suite/ Mail Code Suite/ Mail Code City State City State Postal Code Country Postal Code Country Telephone Facsimile Telephone Facsimile E-Mail Address E-Mail Address IntraLinks/SyndTrak E-Mail Address IntraLinks/SyndTrak E-Mail Address Does Secondary Operations Contact need copy of notices? ☐ YES ☐ NO Letter of Credit Contact: Draft Documentation Contact or Legal Counsel: First MI Last First MI Last Title Title Street Address Street Address Suite/ Mail Code Suite/ Mail Code City State City State Postal Code Country Postal Code Country TelephoneFacsimile Telephone Facsimile E-Mail Address E-Mail Address 6. Lender’s Fed Wire Payment Instructions: Pay to: Bank Name ABA # City State Account # Account Name Attentio 7. Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable): Pay to: Bank Name ABA # City State Account # Account Name Attention Can the Lender’s Fed Wire Payment Instructions in Section 6 be used? ☐ YES ☐ NO

ADMINISTRATIVE DETAILS REPLY FORM—(US DOLLAR ONLY) CONFIDENTIAL 8. Lender’s Organizational Structure and Tax Status Please refer to the enclosed withholding tax instructions below and then complete this section accordingly: Lender Taxpayer Identification Number (TIN):             -              Tax Withholding Form Delivered to Bank of America (check applicable one): ☐ W-9☐ W-8BEN☐ W-8ECI☐ W-8EXP ☐ W-8IMY Tax Contact: First MI Last Title Street Address Suite/ Mail Code City State Postal Code Country Telephone Facsimile E-Mail Address NON—U.S. LENDER INSTITUTIONS 1. Corporations: If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government orGovernmental Agency). A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted. 2. Flow-Through Entities If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners. Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted. U.S. LENDER INSTITUTIONS: If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we require an original form W-9. Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

ADMINISTRATIVE DETAILS REPLY FORM—(US DOLLAR ONLY) CONFIDENTIAL

*Additional guidance and instructions as to where to submit this documentation can be found at this link:

9. Bank of America’s Payment Instructions:

Pay to: Bank of America, N.A.

ABA # 026009593

New York, NY

Account # 001292000883

Attn: Corporate Credit Services

Ref: SolarCity Corporation

EXHIBIT B

Form of

Assignment and Assumption

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]2 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]3 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]4 hereunder are several and not joint.]5 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other Loan Documents in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swingline Loans included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Documents or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (a) and (b) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:

[2]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[3]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[4]	Select as appropriate.
[5]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

2. Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3. Borrower: SolarCity Corporation, a Delaware corporation

4. Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.      Credit Agreement: Credit Agreement, dated as of September [    ], 2012 among the Borrower, the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer, and Swingline Lender

6. Assigned Interest:

Assignor[s][6]	Assignee[s][7]	Facility Assigned[8]	Aggregate Amount of Commitment/Loans for all Lenders[9]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[10]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date: ][11]
Effective Date: , 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[6]	List each Assignor, as appropriate.
[7]	List each Assignee, as appropriate.
[8]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Commitment”, etc.).
[9]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[10]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[11]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][12] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[Consented to:][13]

By:
Name:
Title:

[12]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[13]	To be added only if the consent of the Borrower and/or other parties (e.g., Swingline Lender, L/C Issuer) is required by the terms of the Credit Agreement.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

Standard Terms and Conditions for Assignment and Assumption

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the terms of the Credit Agreement (subject to such consents, if any, as may be required under the terms of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to the terms of the Credit Agreement, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT C

Form of

Compliance Certificate

Financial Statement Date: [            ,         ]

TO:	Bank of America, N.A., as Administrative Agent

RE:	Credit Agreement, dated as of September [ ], 2012, by and among SolarCity Corporation, a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The undersigned Responsible Officer1 hereby certifies as of the date hereof that [he/she] is the [                    ] of the Borrower, and that, as such, [he/she] is authorized to execute and deliver this Compliance Certificate (this “Certificate”) to the Administrative Agent on the behalf of the Borrower and the other Loan Parties, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Borrower has delivered (i) the year-end audited financial statements required by Section 6.01(a)(i) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section and (ii) the consolidating balance sheet required by Section 6.01(a)(ii) of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal year. Such consolidating statements are fairly stated in all material respects when considered in relation to the Consolidated financial statements of the Borrower and its Subsidiaries.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date. Such Consolidated financial statements fairly present the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements are fairly stated in all material respects when considered in relation to the Consolidated financial statements of the Borrower and its Subsidiaries.

2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under [his/her] supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower and its Subsidiaries during the accounting period covered by such financial statements.

[1]	This Certificate should be from the chief executive officer, chief financial officer, treasurer or controller of the Borrower, as applicable.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

3. A review of the activities of the Borrower and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower and each of the other Loan Parties performed and observed all its obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period each of the Loan Parties performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith are (i) with respect to representations and warranties that contain a materiality qualification, true and correct on and as of the date hereof and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects on and as of the date hereof, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedule A attached hereto are true and accurate on and as of the date of this Certificate.

Delivery of an executed counterpart of a signature page of this Certificate by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Certificate.

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[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SOLARCITY CORPORATION, a Delaware corporation

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule A

Financial Statement Date: [                    ,             ] (“Statement Date”)

to the Compliance Certificate

($ in 000’s)

I. Section 7.11(a) – Debt Service Coverage Ratio

A. Numerator (for the trailing 12-month period then ending on the most recent fiscal quarter end available):		.

i. EBITDA (as calculated below)	$

ii. Maintenance Capital Expenditures[1]	$

iii. Line I.A.i – Line I.A.ii	$

B. Denominator

i. Total principal due and payable on funded Indebtedness, as of such date of determination	$

ii. 10% times Line I.B.i	$

iii. Cash Interest Charges, for the trailing 12-month period then ending on the most recent fiscal quarter end available	$

iv. Line I.B.ii + Line I.B.iii	$

C. Debt Service Coverage Ratio (Line I.A.iii ÷ Line I.B.iv):		to 1 .00

Compliance

Borrower [is][is not] in compliance with Section 7.11(a) of the Credit Agreement as the Debt Service Coverage Ratio of         2 to 1.00 [is][is not] greater than or equal to the minimum permitted ratio of 1.25 to 1.00.

II. Section 7.11(b) – Unencumbered Liquidity

A.	Sum of Borrower’s cash and Cash Equivalents (determined as of the last day of each month based on the average daily balance thereof during such month) held in deposit accounts and securities accounts [maintained at Bank of America or its Affiliates in which the Administrative Agent has obtained a perfected Lien subject to no other Liens][3] and held as investments in deposit accounts and securities accounts in which the Administrative Agent has obtained a perfected Lien subject to no other Lien:	$

Compliance Borrower [is][is not] in compliance with Section 7.11(b) of the Credit Agreement as the

[1]

Maintenance Capital Expenditures are Capital Expenditures for the maintenance and normal replacements of fixed or capital assets of the Borrower, excluding any business expansion-related capital expenditures

[2]	Insert Line I.C.
[3]	Insert this language after accounts transferred pursuant to Section 6.18 of the Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Unencumbered Liquidity of $                     4 [is][is not] greater than or equal to the minimum permitted Liquidity amount of $                    .5

EBITDA

(in accordance with the definition of EBITDA as set forth in the Credit Agreement)

EBITDA (measured on an Activity Basis)	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended

Net Income
plus, without duplication, the following to the extent deducted in calculating Net Income:

+ Interest Charges

+ as applicable, the provision for federal, state, local and foreign income taxes payable

+ depreciation and amortization expense

+ non-recurring expenses

= EBITDA

[4]	Insert Line II.A.
[5]	Insert amount as determined by Section 7.11(b) of the Credit Agreement.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT D

Form of

Joinder Agreement

THIS JOINDER AGREEMENT (this “Agreement”), dated as of [            ,     ], is by and among [                    , a                     ] (the “Subsidiary Guarantor”), SolarCity Corporation, a Delaware corporation (the “Borrower”), and Bank of America, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) under that certain Credit Agreement, dated as of September [    ], 2012 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”), by and among the Borrower, the Guarantors, the Lenders and the Administrative Agent. Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Credit Agreement.

The Subsidiary Guarantor is an additional Loan Party, and, consequently, the Loan Parties are required by Section 6.13 of the Credit Agreement to cause the Subsidiary Guarantor to become a “Guarantor” thereunder.

Accordingly, the Subsidiary Guarantor and the Borrower hereby agree as follows with the Administrative Agent, for the benefit of the Lenders:

1. The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to and a “Guarantor” under the Credit Agreement and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the applicable Loan Documents, including, without limitation (a) all of the representations and warranties set forth in Article V of the Credit Agreement and (b) all of the affirmative and negative covenants set forth in Articles VI and VII of the Credit Agreement. Without limiting the generality of the foregoing terms of this Paragraph 1, the Subsidiary Guarantor hereby guarantees, jointly and severally together with the other Guarantors, the prompt payment of the Secured Obligations in accordance with Article X of the Credit Agreement.

2. Each of the Subsidiary Guarantor and the Borrower hereby agree that all of the representations and warranties contained in Article V of the Loan Agreement and each other Loan Document to which it is a party are true and correct as of the date hereof.

3. The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to the Security Agreement, and shall have all the rights and obligations of a “Grantor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting the generality of the foregoing terms of this Paragraph 3, the Subsidiary Guarantor hereby grants, pledges and assigns to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off, to the extent applicable, against any and all right, title and interest of the Subsidiary Guarantor in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Subsidiary Guarantor.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

4. The Subsidiary Guarantor acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and each Collateral Document and the schedules and exhibits thereto. The information on the schedules to the Credit Agreement and the Collateral Documents are hereby supplemented (to the extent permitted under the Credit Agreement or Collateral Documents) to reflect the information shown on the attached Schedule A.

5. The Borrower confirms that the Credit Agreement is, and upon the Subsidiary Guarantor becoming a Guarantor, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon the Subsidiary Guarantor becoming a Guarantor the term “Obligations,” as used in the Credit Agreement, shall include all obligations of the Subsidiary Guarantor under the Credit Agreement and under each other Loan Document to which it is a party.

6. Each of the Borrower and the Subsidiary Guarantor agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts as the Administrative Agent may reasonably request in accordance with the terms and conditions of the Credit Agreement and the other Loan Documents in order to effect the purposes of this Agreement.

7. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

8. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The terms of Sections 11.14 and 11.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, each of the Borrower and the Subsidiary Guarantor has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

SUBSIDIARY GUARANTOR:	[SUBSIDIARY GUARANTOR]

By:
Name:
Title:

BORROWER:	SOLARCITY CORPORATION, a Delaware corporation

By:
Name:
Title:

Acknowledged, accepted and agreed:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule A

Schedules to Credit Agreement and Collateral Documents

[TO BE COMPLETED BY BORROWER]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT E

Form of

Loan Notice

TO:	Bank of America, N.A., as Administrative Agent

RE:	Credit Agreement, dated as of September [ ], 2012, by and among SolarCity Corporation, a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The undersigned hereby requests (select one):

☐	A Borrowing of the Revolving Loan

☐	A [conversion] or [continuation] of Revolving Loans

1.	On (the “Credit Extension Date”)

2.	In the amount of $

3. Comprised of:	☐	Base Rate Loans

	☐	Eurodollar Rate Loans

4.	For Eurodollar Rate Loans: with an Interest Period of months

The Revolving Borrowing requested herein complies with the proviso to the first sentence of Section 2.01(a) of the Credit Agreement.

The Borrower hereby represents and warrants that the conditions specified in Section 4.02 of the Credit Agreement shall be satisfied on and as of the Credit Extension Date.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

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[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SOLARCITY CORPORATION, a Delaware corporation

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT F

Form of Permitted Acquisition Certificate

TO:	Bank of America, N.A., as Administrative Agent

RE:	Credit Agreement, dated as of September [ ], 2012, by and among SolarCity Corporation, a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

[Loan Party] intends to make an Acquisition of [            ] (the “Target”). The undersigned Responsible Officer of [Loan Party], hereby certifies that:

(a) The Acquisition is an acquisition of a type of business (or assets used in a type of business) permitted to be engaged in by the Borrower and its Subsidiaries pursuant to the terms of the Credit Agreement.

(b) No Event of Default exists or would exist after giving effect to the Acquisition.

(c) [After giving effect to the Acquisition on a Pro Forma Basis, the Loan Parties are in compliance with each of the financial covenants set forth in Section 7.11 of the Credit Agreement (as demonstrated on Schedule A attached hereto).]1

(d) The Loan Parties have complied with Sections 6.13 and 6.14 of the Credit Agreement, to the extent required to do so thereby.

(e) Attached hereto as Schedule B is a description of the material terms of the Acquisition (including a description of the business and the form of consideration).

(f) [Attached hereto as Schedule C are the [audited financial statements] [management-prepared financial statements2] of the Target for its two most recent fiscal years and for any fiscal quarters ended within the fiscal year to date.] 3

(g) [Attached hereto as Schedule D are the Consolidated projected income statements of the Borrower and its Subsidiaries (giving effect to the Acquisition).] 4

[1]	Only applicable to Acquisitions with a Cost of Acquisition in excess of $5,000,000.
[2]	Audited financial statements are to be provided unless unavailable, in which case management-prepared financial statements can be provided
[3]	Only applicable to Acquisitions with a Cost of Acquisition in excess of $5,000,000.
[4]	Only applicable to Acquisitions with a Cost of Acquisition in excess of $5,000,000.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(h) The Target (if an Acquisition of Equity Interests) or the assets acquired (if an Acquisition of assets which does not expressly exclude all liabilities associated with such assets), has earnings before interest, taxes, depreciation and amortization for the four (4) fiscal quarter period prior to the acquisition date in an amount greater than $0.

(i) The Acquisition is not a “hostile” Acquisition and has been duly authorized by the board of directors (or equivalent) and/or shareholders (or equivalent) of the applicable Loan Party and the Target, in each case where such authorization is required.

(j) The Cost of Acquisition paid by the Loan Parties and their Subsidiaries for all Acquisitions made during the term of the Credit Agreement shall not exceed $15,000,000; provided that any earnouts or similar deferred or contingent obligations of any Borrower in connection with such Acquisition shall be subordinated to the Obligations in a manner and to the extent reasonably satisfactory to the Administrative Agent.

Delivery of an executed counterpart of a signature page of this Certificate by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Certificate.

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[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SOLARCITY CORPORATION, a Delaware corporation

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule A

Financial Covenant Calculations

Financial Statement Date: [            ,     ] (“Statement Date”)

to the Compliance Certificate

($ in 000’s)

I.	Section 7.11(a) – Debt Service Coverage Ratio

A. Numerator (for the trailing 12-month period then ending on the most recent fiscal quarter end available):

	i. EBITDA (as calculated below)	$

	ii. Maintenance Capital Expenditures[1]	$

	iii. Line I.A.i – Line I.A.ii	$

B. Denominator

	i. Total principal due and payable on funded Indebtedness, as of such date of determination	$

	ii. 10% times Line I.B.i	$

	iii. Cash Interest Charges, for the trailing 12-month period then ending on the most recent fiscal quarter end available	$

	iv. Line I.B.ii + Line I.B.iii	$

	C. Debt Service Coverage Ratio (Line I.A.iii ÷ Line I.B.iv):		to 1.00

Compliance

Borrower [is][is not] in compliance with Section 7.11(a) of the Credit Agreement as the Debt Service Coverage Ratio of             [2] to 1.00 [is][is not] greater than or equal to the minimum permitted ratio of 1.25 to 1.00.

II.	Section 7.11(b) – Unencumbered Liquidity

A.     Sum of Borrower’s cash and Cash Equivalents (determined as of the last day of each month based on the average daily balance thereof during such month) held in deposit accounts and securities accounts [maintained at Bank of America or its Affiliates in which the Administrative Agent has obtained a perfected Lien subject to no other Liens][3] and held as investments in deposit accounts and securities accounts in which the Administrative Agent has obtained a perfected Lien subject to no other Lien:

$

[1]

Maintenance Capital Expenditures are Capital Expenditures for the maintenance and normal replacements of fixed or capital assets of the Borrower, excluding any business expansion-related capital expenditures

[2]	Insert Line I.C.
[3]	Insert this language after accounts transferred pursuant to Section 6.18 of the Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Compliance

Borrower [is][is not] in compliance with Section 7.11(b) of the Credit Agreement as the Unencumbered Liquidity of $                     1 [is][is not] greater than or equal to the minimum permitted Liquidity amount of $                    .2

EBITDA

(in accordance with the definition of EBITDA as set forth in the Credit Agreement)

EBITDA (measured on an Activity Basis)	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended

Net Income

plus, without duplication, the following to the extent deducted in calculating Net Income:

+ Interest Charges

+ as applicable, the provision for federal, state, local and foreign income taxes payable

+ depreciation and amortization expense

+ non-recurring expenses

= EBITDA

[1]	Insert Line II.A.
[2]	Insert amount as determined by Section 7.11(b) of the Credit Agreement.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule B

Description of Material Terms

[TO BE COMPLETED BY BORROWER]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

[Schedule C

[Audited Financial Statements] [Management-Prepared Financial Statements]

[TO BE COMPLETED BY BORROWER]]1

[1]	Only applicable to Acquisitions with a Cost of Acquisition in excess of $5,000,000.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

[Schedule D

Consolidated Projected Income Statements

[TO BE COMPLETED BY BORROWER]]30

[30]	Only applicable to Acquisitions with a Cost of Acquisition in excess of $5,000,000.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT G

Form of

Revolving Note

[                    ,             ]

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to [                    ] or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of September [    ], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Guarantors, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. Except as otherwise provided in Section 2.04(f) of the Credit Agreement with respect to Swingline Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Revolving Note is one of the Revolving Notes referred to in the Credit Agreement, and the holder is entitled to the benefits thereof. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Note.

Delivery of an executed counterpart of a signature page of this Revolving Note by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Revolving Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SOLARCITY CORPORATION, a Delaware corporation

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT H

Form of

Secured Party Designation Notice

TO:	Bank of America, N.A., as Administrative Agent

RE:	Credit Agreement, dated as of September [ ], 2012, by and among SolarCity Corporation, a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

[Name of Cash Management Bank/Hedge Bank] (the “Secured Party”) hereby notifies you, pursuant to the terms of the Credit Agreement, that the Secured Party meets the requirements of a [Cash Management Bank] [Hedge Bank] under the terms of the Credit Agreement and is a [Cash Management Bank] [Hedge Bank] under the Credit Agreement and the other Loan Documents.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

A duly authorized officer of the undersigned has executed this notice as of the day and year set forth above.

,
as a [Cash Management Bank] [Hedge Bank]

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT I

Form of

Solvency Certificate

TO:	Bank of America, N.A., as Administrative Agent

RE:	Credit Agreement, dated as of September [ ], 2012, by and among SolarCity Corporation, a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The undersigned Responsible Officer of the Borrower is familiar with the properties, businesses, assets and liabilities of the Loan Parties and is duly authorized to execute this certificate on behalf of the Borrower and the other Loan Parties.

The undersigned certifies that [he/she] has made such investigation and inquiries as to the financial condition of the Loan Parties and their Subsidiaries as the undersigned deems necessary and prudent for the purpose of providing this Solvency Certificate (this “Certificate”). The undersigned acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the making of Credit Extensions and the other transactions contemplated under the Credit Agreement.

The undersigned certifies that the financial information, projections and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

BASED ON THE FOREGOING, the undersigned certifies that, both before and after giving effect to the transactions contemplated by the Credit Agreement:

(a) The fair value of the property of each Loan Party, individually and together with its Subsidiaries on a Consolidated basis, is greater than the total amount of liabilities, including contingent liabilities, of such Loan Party, individually and together with its Subsidiaries on a Consolidated basis.

(b) The present fair salable value of the assets of each Loan Party, individually and together with its Subsidiaries on a Consolidated basis, is not less than the amount that will be required to pay the probable liability of such Loan Party individually and together with its Subsidiaries on a Consolidated basis, on their debts as they become absolute and matured.

(c) Each Loan Party, individually and together with its Subsidiaries on a Consolidated basis, does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s individual or consolidated ability to pay such debts and liabilities as they mature.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(d) No Loan Party is engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Loan Party’s property would constitute an unreasonably small capital.

(e) Each Loan Party, individually and together with its Subsidiaries on a Consolidated basis, is able to pay its individual and consolidated debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.

(f) The amount of contingent liabilities at any time have been computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Delivery of an executed counterpart of a signature page of this Certificate by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Certificate.

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[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SOLARCITY CORPORATION, a Delaware corporation

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Solvency Certificate

EXHIBIT J

Form of

Swingline Loan Notice

TO:	Bank of America, N.A., as Administrative Agent and Swingline Lender

RE:	Credit Agreement, dated as of September [ ], 2012, by and among SolarCity Corporation, a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The undersigned hereby requests a Swingline Loan:

1. On                      (the “Credit Extension Date”)

2. In the amount of $                         .

The Swingline Borrowing requested herein complies with clauses (i) and (ii) of the proviso contained in Section 2.04(a) of the Credit Agreement.

The Borrower hereby represents and warrants that the conditions specified in Section 4.02 shall be satisfied on and as of the Credit Extension Date.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

SOLARCITY CORPORATION, a Delaware corporation

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT K

Form of

Officer’s Certificate

TO:	Bank of America, N.A., as Administrative Agent

RE:	Credit Agreement, dated as of September [ ], 2012, by and among SolarCity Corporation, a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The undersigned Responsible Officer of [LOAN PARTY] (the “Company”) hereby certifies as follows:

1. Attached hereto as Exhibit A is a true and complete copy of the [articles of incorporation] [certificate of formation] [certificate of limited partnership] of the Company and all amendments thereto as in effect on the date hereof certified as a recent date by the appropriate Governmental Authorities of the state of [incorporation] [formation] [organization] of the Company.

2. Attached hereto as Exhibit B is a true and complete copy of the [bylaws] [operating agreement] [partnership agreement] of the Company and all amendments thereto as in effect on the date hereof.

3. Attached hereto as Exhibit C is a true and complete copy of resolutions duly adopted by the [board of directors] [members] [managers] [partners] of the Company on [                 ]. Such resolutions have not in any way been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof, and such resolutions are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.

4. Attached hereto as Exhibit D are true and complete copies of the certificates of good standing, existence or its equivalent of the Company certified as of a recent date by the appropriate Governmental Authorities of the state of [incorporation] [formation] [organization] of the Company and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

5. The following persons listed on Annex A attached hereto are the duly elected and qualified officers of the Company, holding the offices appearing next to their names on the date hereof, and the signatures appearing opposite the names of the officers below are their true and genuine signatures, and each of such officers is duly authorized to execute and deliver, on behalf of the Company, the Credit Agreement, the Notes, the other Loan Documents and such other documents, agreements, deeds, certificates and instruments as specified or contemplated by the Loan Documents:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Delivery of an executed counterpart of a signature page of this Certificate by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Certificate.

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[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the date set forth above.

By:
[Name]
[Title]

The undersigned, the duly appointed, qualified and acting [            ] of the Company, hereby certifies that the signature immediately above is the true, correct and genuine signature of [            ], the duly appointed, qualified and acting [            ] of the Company.

By:
[Name]
[Title]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

ANNEX A

INCUMBENCY FOR COMPANY

Name	Title	Signature

Lyndon Rive	Chief Executive Officer

Peter Rive	Chief Operating Officer

Robert Kelly	Chief Financial Officer

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT L-1

Form of U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Not Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of September [    ], 2012, by and among SolarCity Corporation, a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on a properly completed and executed original of IRS Form W-8BEN. By executing this IRS Form W-8BEN, the undersigned agrees that (a) if the information provided on the IRS Form W-8BEN changes, the undersigned shall so inform the Borrower and the Administrative Agent by providing a newly completed and executed original of IRS Form W-8BEN with the updated information no later than the date of the next interest payment on the Loan, and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective IRS Form W-8BEN in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF FOREIGN LENDER]

By:
Name:
Title:

Date:            ,

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT L-2

Form of

U.S. Tax Compliance Certificate

(For Foreign Participants That Are Not Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of September [    ], 2012, by and among SolarCity Corporation, a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on a properly completed and executed original of IRS Form W-8BEN. By executing this IRS Form W-8BEN, the undersigned agrees that (a) if the information provided on this IRS Form W-8BEN changes, the undersigned shall so inform such Lender by providing a newly completed and executed original of IRS Form W-8BEN with the updated information no later than the date of the next interest payment on the Loan, and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective IRS Form W-8BEN in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	,

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT L-3

Form of

U.S. Tax Compliance Certificate

(For Foreign Participants That Are Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of September [    ], 2012, by and among SolarCity Corporation, a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a properly completed and executed original of IRS Form W-8IMY, a withholding statement as described in the regulations under section 1441 of the Code, and one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) a properly completed and executed original of IRS Form W-8BEN or (b) a properly completed and executed IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption (or if one of such partner’s/member’s beneficial owners is itself a partnership (“Upper-Tier Partnership”), then a properly completed and executed original of IRS Form W-8IMY from the Upper-Tier Partnership accompanied by a properly completed and executed original of IRS Form W-8BEN from each of the Upper-Tier Partnership’s partners/members that is claiming the portfolio interest exemption, and so on). By executing this IRS Form W-8IMY, the undersigned agrees that (i) if the information provided on this IRS Form W-8IMY and accompanying documentation changes, the undersigned shall so inform such Lender by providing newly completed and executed originals of IRS Form W-8IMY or any of the accompanying documentation (as appropriate) with the updated information no later than the date of the next interest payment on the Loan and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective IRS Form W-8IMY and accompanying documentation in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Title:

Date:	,

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT L-4

Form of

U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Partnerships

For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of September [    ], 2012, by and among SolarCity Corporation, a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a properly completed and executed original of IRS Form W-8IMY, a withholding statement as described in the regulations under section 1441 of the Code, and one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) a properly completed and executed original of IRS Form W-8BEN or (b) a properly completed and executed original of IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption (or if one of such partner’s/member’s beneficial owners is itself a partnership (“Upper-Tier Partnership”), then a properly completed and executed original of IRS Form W-8IMY from the Upper-Tier Partnership accompanied by a properly completed and executed original of IRS Form W-8BEN from each of the Upper-Tier Partnership’s partners/members that is claiming the portfolio interest exemption, and so on). By executing this IRS Form W-8IMY, the undersigned agrees that (i) if the information provided on this IRS Form W-8IMY or the accompanying documentation changes, the undersigned shall so inform the Borrower and the Administrative Agent by providing newly completed and executed originals of IRS Form W-8IMY or any of the accompanying documentation (as appropriate) with the updated information no later than the date of the next interest payment on the Loan, and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective IRS Form W-8IMY and accompanying documentation in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

By:
Name:
Title:
Date:	,

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT M

Form of

Funding Indemnity Letter

TO:	Bank of America, N.A., as Administrative Agent

Lenders to the Credit Agreement (as hereinafter defined)

RE:	Credit Agreement, dated as of September [ ], 2012, by and among SolarCity Corporation, a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

This letter is delivered in anticipation of the closing of the above-referenced Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the most recent draft of the Credit Agreement circulated to the Borrower and the Lenders.

The Borrower anticipates that all conditions precedent to the effectiveness of the Credit Agreement will be satisfied on September [    ], 2012 (the “Effective Date”). The Borrower wishes to borrow the initial Revolving Loans, described in the Loan Notice delivered in connection with this letter agreement, on the Effective Date as Eurodollar Rate Loans (the “Effective Date Eurodollar Rate Loans”).

The Borrower acknowledges that (a) in order to accommodate the foregoing request, the Lenders are making funding arrangements for value on the Effective Date, (b) there can be no assurance that the Credit Agreement will become effective as of the Effective Date, (c) the Lenders will not make such Effective Date Eurodollar Rate Loans unless the Credit Agreement has been fully executed and the requirements set forth in Article IV of the Credit Agreement are satisfied (the “Funding Requirements”), and (d) if the Funding Requirements are not satisfied on or before the Effective Date, the Lenders may sustain funding losses as a result of such failure to close on such date.

In order to induce the Lenders to make the funding arrangements necessary to make the Effective Date Eurodollar Rate Loans on the Effective Date, the Borrower agrees promptly upon demand to compensate each Lender and hold each Lender harmless from any loss, cost or expense (including the cost of counsel) which such Lender may incur (a) as a consequence of any failure to (i) satisfy the Funding Requirements or (ii) borrow the Effective Date Eurodollar Rate Loans on the Effective Date from such Lender for any reason whatsoever (including the failure of the Credit Agreement to become effective) or (b) in connection with the preparation, administration or enforcement of, or any dispute arising under, this Funding Indemnity Letter. For purposes of calculating amounts payable by the Borrower to any Lender under this paragraph, the provisions of Section 3.05 of the Credit Agreement shall apply as if the Credit Agreement were in effect with respect to the Effective Date Eurodollar Rate Loans (regardless of whether the Credit Agreement ever becomes effective).

This letter agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this letter agreement by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

as delivery of a manually executed counterpart of this letter agreement. This letter agreement shall be governed by, and construed in accordance with, the law of the State of New York.

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[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SOLARCITY CORPORATION, a Delaware corporation

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT N-1

Form of

Bailee Agreement

BAILEE AGREEMENT

THIS BAILEE AGREEMENT is entered into as of                     , among BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”),                     (“Custodian”), and SOLARCITY CORPORATION (“Borrower”).

WHEREAS, Custodian has warehouse facilities at                     (“Warehouse”), in which it stores or handles inventory of Borrower (“Inventory”) from time to time; and from time to time pursuant to that certain [describe applicable agreement], dated as of [    ], 2012 (the “Custodian Agreement”), between Custodian and Borrower;

WHEREAS, pursuant to that certain Credit Agreement, dated as of September [    ], 2012 (the “Credit Agreement”), among Borrower, the guarantors from time to time party thereto, the lenders and other financial institutions from time to time party thereto (the “Lenders”), and the Administrative Agent, Administrative Agent and Lenders have agreed to provide advances and other financial accommodations to Borrower, and Administrative Agent and the Lenders are agreeable to providing such financing only if Custodian and Borrower agree upon the storage and handling of the Inventory as set forth herein; and

WHEREAS, as security for the payment and performance of the Obligations (as defined in the Credit Agreement), Borrower has granted a security interest in certain of the inventory that will be stored at the Warehouse (together with all additions, substitutions, replacements and improvements to, and proceeds of, the foregoing, collectively, the “Administrative Agent Collateral”);

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

1.	Custodian is hereby notified that Administrative Agent has a security interest in the Administrative Agent Collateral. Custodian agrees not to claim any ownership of any Administrative Agent Collateral, agrees not to encumber, lease, transfer or otherwise dispose of any Administrative Agent Collateral except as permitted hereunder or otherwise instructed in writing by Administrative Agent, and agrees that it holds all Administrative Agent Collateral as agent for Administrative Agent for the purpose of perfecting Administrative Agent’s security interest therein. Custodian hereby subordinates all of its present and future rights of levy, distraint, demand, lien, encumbrance or seizure with respect to such Administrative Agent Collateral, to Administrative Agent’s security interest and rights in the Administrative Agent Collateral.

2.	Custodian shall institute, supervise, control and maintain records and procedures in order to control the receipt, storage and delivery of the Administrative Agent Collateral. Custodian shall fully supervise, control and protect, the Administrative Agent Collateral and its records of same at the Warehouse and shall sufficiently label such Administrative Agent Collateral

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1

so as to be identifiable as being Administrative Agent Collateral.

3.	Custodian shall allow Administrative Agent at its discretion, from time to time during normal business hours, to examine the Administrative Agent Collateral, to verify that all Administrative Agent Collateral has been properly accounted for and that Custodian and Borrower are in compliance with this Agreement, and to obtain copies of Custodian’s records relating to the Administrative Agent Collateral and this Agreement. Custodian agrees to give Administrative Agent at least 20 days advance written notice of any change in address or location of the Warehouse.

4.	[Custodian will be bonded at all times, which bond shall be issued by a company and on terms reasonably acceptable to Administrative Agent. Custodian will at all times keep the Administrative Agent Collateral insured for full value against all insurable risks, on terms acceptable to Administrative Agent. Custodian will notify Administrative Agent in writing at least 10 days before changing or canceling any such insurance.]

5.	Custodian shall report to Administrative Agent immediately, or as soon as is reasonably possible, if any Inventory is missing, lost, damaged or destroyed, or if Custodian receives notice of any attachment, lien or other claim affecting the Administrative Agent Collateral [(other than any lien arising under or in connection with that certain Credit Agreement, dated as of March 8, 2012 (“Inventory Financing”), by and among SolarCity Corporation, as borrower, Bank of America, N.A., as administrative agent and the other lenders party thereto].

6.	Custodian acknowledges and agrees that the Administrative Agent Collateral shall at all times be moveable personal property. From time to time, Administrative Agent may enter the Warehouse to enforce its rights in and to the Administrative Agent Collateral, and Custodian will not interfere with any such actions; provided that Administrative Agent is escorted by an employee or agent of Custodian at all times while in the Warehouse.

7.	If Borrower is ever in material default under the Custodian Agreement, Custodian will promptly notify Administrative Agent in writing and provide at least 30 days thereafter for Administrative Agent to cure such default. If, as a result of any default by Borrower or otherwise, Custodian decides to terminate the Custodian Agreement, then Custodian shall so notify Administrative Agent in writing and Administrative Agent shall have 30 days after receipt of such notice to remove Administrative Agent Collateral from the Warehouse, prior to any exercise of rights by Custodian. Notwithstanding anything herein to the contrary, in no event shall Administrative Agent be responsible for any obligations of Borrower to Custodian under the Custodian Agreement or otherwise, unless Administrative Agent specifically agrees in writing to accept same.

8.	Upon Administrative Agent’s request, Custodian will promptly provide to Administrative Agent a copy of Borrower’s monthly statement of charges.

9.	Custodian agrees not to issues any warehouse receipts or other document of title relating to Administrative Agent Collateral.

10.	This Agreement shall remain in full force and effect until all obligations of Borrower owing to Administrative Agent have been indefeasibly paid or performed in full, or until

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

2

all Administrative Agent Collateral has been removed from the Warehouse. Any notices or other communications under this Agreement shall be made to the notice address the recipient party has set forth on the signature page hereto or such other notice address as the recipient party shall hereafter designate in writing to the other parties and shall be deemed given when received if delivered personally, via electronic mail or by facsimile transmission with completed transmission acknowledgment, or when delivered or when delivery is refused if mailed by overnight delivery via a nationally recognized courier or registered or certified first class mail (return receipt requested), postage prepaid.

11.

This Agreement shall be governed by and construed in accordance with the laws of the State of [California][31], and may be modified only in writing signed by both parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

12.	[Any rights of the Administrative Agent hereunder are superseded by the rights of Bank of America, N.A., as administrative agent under the Inventory Financing, with respect to any Administrative Agent Collateral covered by the Inventory Financing.]

[Signature Pages Follow]

[31]	Insert warehouse location.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

3

IN WITNESS WHEREOF, the parties have executed this Bailee Agreement as of the date set forth above.

Notice address:	ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

Attn:
By
Title:

Notice address:	CUSTODIAN:

Attn:
By
Title:

Notice address:	BORROWER:

SOLARCITY CORPORATION

Attn:
By
Title:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

4

EXHIBIT N-2

Form of

Landlord Waiver

Drawn by and return to:

Bank of America, N.A.

Agency Management

Mail Code: WA1-501-17-32

800 Fifth Avenue, Floor 17

Seattle, WA 98104

Attn: Dora Brown

THIS LANDLORD AGREEMENT (this “Agreement”) is entered as of this [            ] day of [            , 20__] by [            ], a [            ] (“Landlord”), the owner of certain real property, buildings and improvements located in [            ], to Bank of America, N.A., in its capacity as administrative agent (the “Administrative Agent”) for itself and the other lenders (the “Lenders”) providing certain credit facilities pursuant to that certain Credit Agreement, dated on or about September [    ], 2012 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement) by and among SolarCity Corporation, a Delaware corporation (the “Borrower”), the guarantors from time to time party thereto (the “Guarantors” and together with the Borrower, the “Loan Parties”), the lenders and other financial institutions from time to time party thereto, and the Administrative Agent.

Recitals:

A. The Lenders have agreed to provide the Borrower with certain loan facilities and other financial accommodations (the “Loan Facilities”) under the terms and conditions of the Credit Agreement, which Loan Facilities are guaranteed by the Guarantors. The Loan Parties have secured the repayment of the Loan Facilities and certain other obligations (collectively, defined as “Secured Obligations” in the Credit Agreement) by granting the Administrative Agent, for the ratable benefit of the Secured Parties (as defined in the Credit Agreement), a security interest in all of the Loan Parties’ personal property, whether now owned or hereafter acquired, including all proceeds of any of the foregoing (collectively, the “Collateral”).

B. Whereas Landlord is the lessor under the lease described in Exhibit A attached hereto (the “Lease”) with [            ] (the “Tenant”) as lessee pursuant to which Landlord has leased certain premises to Tenant located at [            ] (the “Premises”).

C. As a condition to extending the Loan Facilities, the Lenders and the Administrative Agent have requested that the Loan Parties obtain, and cause the Landlord to provide, a waiver and subordination, pursuant to the terms of this Agreement, of all of its rights against any of the Collateral until the Facility Termination Date (as defined in the Credit Agreement).

NOW, THEREFORE, in consideration of the foregoing, and the mutual benefits accruing to the Administrative Agent and Landlord as a result of the Loan Facilities provided by the Lenders pursuant to the Credit Agreement, the sufficiency and receipt of such consideration being hereby acknowledged, the parties hereto agree as follows:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1. Landlord hereby subordinates in favor of the Administrative Agent, for the benefit of the Secured Parties, any and all rights or interests that Landlord, or its successors and assigns, may now or hereafter have in or to the Collateral, including, without limitation, any lien, claim, charge or encumbrance of any kind or nature, arising by statute, contract, common law or otherwise.

2. Landlord hereby agrees that the liens and security interests existing in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, shall be prior and superior to (a) any and all rights of distraint, levy, and execution which Landlord may now or hereafter have against the Collateral, (b) any and all liens and security interests which Landlord may now or hereafter have on and in the Collateral, and (c) any and all other rights, demands and claims of every nature whatsoever which Landlord may now or hereafter have on or against the Collateral for any reason whatsoever, including, without limitation, rent, storage charge, or similar expense, cost or sum due or to become due Landlord by Tenant under the provisions of any lease, storage agreement or otherwise, and Landlord hereby subordinates all of its foregoing rights and interests in the Collateral to the security interest of the Administrative Agent in the Collateral. Landlord deems the Collateral to be personal property, not fixtures.

3. Upon the advance written notice from the Administrative Agent that an event of default has occurred and is continuing under the Credit Agreement, Landlord agrees that the Administrative Agent or its delegates or assigns may enter upon the Premises at any time or times, during normal business hours, to inspect or remove the Collateral, or any part thereof, from the Premises, without charge, either prior to or subsequent to the termination of the Lease; provided that in any event such removal shall occur no later than forty-five (45) days after the termination of the Lease. The Administrative Agent shall repair or pay reasonable compensation to Landlord for damage, if any, to the Premises caused by the removal of the Collateral. In addition to the above removal rights, the Landlord will permit the Administrative Agent to remain on the Premises for forty-five (45) days after the Administrative Agent gives the Landlord notice of its intention to do so and to take such action as the Administrative Agent deems necessary or appropriate in order to liquidate the Collateral; provided that the Administrative Agent shall pay to the Landlord the basic rent due under the Lease pro-rated on a per diem basis determined on a 30-day month (provided, that such rent shall exclude any rent adjustments, indemnity payments or similar amounts payable under the Lease for default, holdover status or similar charges).

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

4. Landlord represents and warrants: (a) that it has not assigned its claims for payment, if any, nor its right to perfect or assert a lien of any kind whatsoever against Tenant’s Collateral; (b) that it has the right, power and authority to execute this Agreement; (c) that it holds legal title to the Premises; (d) that it is not aware of any breach or default by the Tenant of its obligations under the Lease with respect to the Premises; and (e) the Lease, together with all assignments, modifications, supplementations and amendments set forth in Exhibit A, represents, as of the date hereof, the entire agreement between the parties with respect to the lease of the Premises. Landlord further agrees to provide the Administrative Agent with prompt written notice in the event that Landlord sells the Premises or any portion thereof.

5. The Landlord shall send to the Administrative Agent (in the manner provided herein) a copy of any notice or statement sent to the Tenant by the Landlord asserting a default under the Lease. Such copy shall be sent to the Administrative Agent at the same time such notice or statement is sent to the Tenant. Notices shall be sent to the Administrative Agent by prepaid, registered or certified mail, addressed to the Administrative Agent at the following address, or such other address as the Administrative Agent shall designate to the Landlord in writing:

Bank of America, N.A., as Administrative Agent

Agency Management

Mail Code: WA1-501-17-32

800 Fifth Avenue, Floor 17

Seattle, WA 98104

Attn: Dora Brown

6. The Landlord shall not terminate the Lease or pursue any other right or remedy under the Lease by reason of any default of the Tenant under the Lease, until the Landlord shall have given a copy of such written notice to the Administrative Agent as provided above and, in the event any such default is not cured by the Tenant within any time period provided for under the terms and conditions of the Lease, the Landlord will allow the Administrative Agent (a) thirty (30) days from the expiration of the Tenant’s cure period under the Lease within which the Administrative Agent shall have the right, but shall not be obligated, to remedy such act, omission or other default and Landlord will accept such performance by the Administrative Agent and (b) up to an additional sixty (60) days to occupy the Premises; provided that during such period of occupation the Administrative Agent shall pay to the Landlord the basic rent due under the Lease pro-rated on a per diem basis determined on a thirty (30) day month (provided that such rent shall exclude any rent adjustments, indemnity payments or similar amounts payable under the Lease for default, holdover or similar charge).

7. The undersigned will notify all successor owners, transferees, purchasers and mortgagees of the Premises of the existence of this Agreement. The agreements contained herein may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the undersigned, upon any successor owner or transferee of the Premises, and upon any purchasers, including any mortgagee, from the undersigned.

8. This Agreement shall continue in effect during the term of the Credit Agreement, and any extensions, renewals or modifications thereof and any substitutions therefor, shall be binding upon the successors, assigns and transferees of Landlord, and shall inure to the benefit of the transferees of Landlord, and shall inure to the benefit of the Administrative Agent, each Secured Party and their respective successors and assigns. Landlord hereby waives notice of the Administrative Agent’s acceptance of and reliance on this Agreement.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

9. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

10. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. All judicial proceedings brought by the Landlord, the Administrative Agent or the Tenant with respect to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, and, by execution and delivery of this Agreement, each of the Landlord, Administrative Agent and the Tenant accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available.

11. This Agreement represents the agreement of the Landlord, Administrative Agent and the Tenant with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Landlord, Administrative Agent and the Tenant relative to the subject matter hereof not expressly set forth or referred to herein.

12. This Agreement may not be amended, modified or waived except by a written amendment or instrument signed by each of the Landlord, the Administrative Agent and the Tenant.

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[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, Landlord and the Administrative Agent have each caused this Agreement to be duly executed by their respective authorized representatives as of the date first above written.

,
as Landlord

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Acknowledged and Agreed:
, as Tenant

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Acknowledged and Agreed:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A to Landlord Waiver

Lease

[TO BE ATTACHED]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 1

to

Release Certificate

(see attached)

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT O

Form of

Financial Condition Certificate

TO:	Bank of America, N.A., as Administrative Agent

RE:	Credit Agreement, dated as of September [ ], 2012, by and among SolarCity Corporation, a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

Pursuant to the terms of Section 4.01(h) of the Credit Agreement, a Responsible Officer of the Borrower hereby certifies on behalf of the Loan Parties and not in any individual capacity that, as of the date hereof, the statements below are accurate and complete in all respects:

(a) There does not exist any pending or ongoing, action, suit, investigation, litigation or proceeding in any court or before any other Governmental Authority (i) affecting the Credit Agreement or the other Loan Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date or (ii) that purports to affect any Loan Party or any transaction contemplated by the Loan Documents, which action, suit, investigation, litigation or proceeding could reasonably be expected to have a Material Adverse Effect, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date.

(b) Immediately after giving effect to the Credit Agreement, the other Loan Documents and all transactions contemplated by the Credit Agreement to occur on the Closing Date, (i) no Default or Event of Default exists, (ii) all representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct, and (iii) the Borrower is in pro forma compliance with each of the initial financial covenants set forth in Section 7.11 of the Credit Agreement, as demonstrated by the financial covenant calculations set forth on Schedule A attached hereto, as of the last day of the month ending at least twenty (20) days preceding the Closing Date.

(c) Immediately after giving effect to the Credit Agreement, the other Loan Documents and all transactions contemplated by the Credit Agreement to occur on the Closing Date, each of the conditions precedent in Section 4.01 have been satisfied.

Delivery of an executed counterpart of a signature page of this Certificate by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Certificate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SOLARCITY CORPORATION, a Delaware corporation

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Financial Condition Certificate

Schedule A

Financial Covenant Calculations

Financial Statement Date: [            ,     ] (“Statement Date”)

to the Compliance Certificate

($ in 000’s)

I. Section 7.11(a) – Debt Service Coverage Ratio

A. Numerator (for the trailing 12-month period then ending on the most recent fiscal quarter end available):

i. EBITDA (as calculated below)	$

ii. Maintenance Capital Expenditures[1]	$

iii. Line I.A.i – Line I.A.ii	$

B. Denominator

i. Total principal due and payable on funded Indebtedness, as of such date of determination	$

ii. 10% times Line I.B.i	$

iii. Cash Interest Charges, for the trailing 12-month period then ending on the most recent fiscal quarter end available	$

iv. Line I.B.ii + Line I.B.iii	$

C. Debt Service Coverage Ratio (Line I.A.iii ÷ Line I.B.iv):		to 1.00

Compliance

Borrower [is][is not] in compliance with Section 7.11(a) of the Credit Agreement as the Debt Service Coverage Ratio of             2 to 1.00 [is][is not] greater than or equal to the minimum permitted ratio of 1.25 to 1.00.

II. Section 7.11(b) – Unencumbered Liquidity

A.	Sum of Borrower’s cash and Cash Equivalents (determined as of the last day of each month based on the average daily balance thereof during such month) held in deposit accounts and securities accounts [maintained at Bank of America or its Affiliates in which the Administrative Agent has obtained a perfected Lien subject to no other Liens][3] and held as investments in deposit accounts and securities accounts in which the Administrative Agent has obtained a perfected Lien subject to no other Lien:	$

[1]

Maintenance Capital Expenditures are Capital Expenditures for the maintenance and normal replacements of fixed or capital assets of the Borrower, excluding any business expansion-related capital expenditures

[2]	Insert Line I.C.
[3]	Insert this language after accounts transferred pursuant to Section 6.18 of the Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Compliance

Borrower [is][is not] in compliance with Section 7.11(b) of the Credit Agreement as the Unencumbered Liquidity of $            4 [is][is not] greater than or equal to the minimum permitted Liquidity amount of $            .5

EBITDA

(in accordance with the definition of EBITDA as set forth in the Credit Agreement)

EBITDA (measured on an Activity Basis)	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended
Net Income
plus, without duplication, the following to the extent deducted in calculating Net Income:

+ Interest Charges

+ as applicable, the provision for federal, state, local and foreign income taxes payable

+ depreciation and amortization expense

+ non-recurring expenses

= EBITDA

[4]	Insert Line II.A.
[5]	Insert amount as determined by Section 7.11(b) of the Credit Agreement.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT P

Form of

Authorization to Share Insurance Information

TO:	Insurance Agent

RE:	Credit Agreement, dated as of September [ ], 2012, by and among SolarCity Corporation, a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

Grantor:	SolarCity Corporation (the “Grantor”)

Administrative Agent:

Bank of America, N.A., as Administrative Agent for the Secured Parties, I.S.A.O.A., A.T.I.M.A. * (the “Administrative Agent”) Attn: MAC Legal Collateral Administration

TX1-492-14-06 901 Main Street Dallas TX 75202-3714

Policy Number:	See attached Exhibit 1.

Insurance Company/Agent:	See attached Exhibit 1.

Insurance Company Address:	See attached Exhibit 1.

Insurance Company Telephone No.:	See attached Exhibit 1.

Insurance Company Fax No.:	See attached Exhibit 1.

The Grantor hereby authorizes the Insurance Agent to send evidence of all insurance to the Administrative Agent, as may be requested by the Administrative Agent, together with requested insurance policies, certificates of insurance, declarations and endorsements.

Delivery of an executed counterpart of a signature page of this Certificate by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Certificate.

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*	I.S.A.O.A. stands for “its successors and/or assigns.” A.T.I.M.A. stands for “as their interest may appear.”

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SOLARCITY CORPORATION, a Delaware corporation

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Authorization to Share Insurance Information

Exhibit 1 to

Authorization to Share Insurance Information

[Insurance certificates to be attached.]

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT Q

Form of

Borrowing Base Certificate

TO:	Bank of America, N.A., as Administrative Agent

RE:	Credit Agreement, dated as of September [ ], 2012, by and among SolarCity Corporation, a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

(1)	Borrowing Base (from Schedule A)
(2)	Facility
(3)	Aggregate Outstanding Amount of the Revolving Loans
(4)	Aggregate Outstanding Amount of the L/C Obligations
(5)	Aggregate Outstanding Amount of the Swingline Loans
(6)	Sum of (3) plus (4) plus (5)
(7)	Borrowing Availability (Borrowing Base Deficiency) the lesser of (1) and ((2) minus (6))

This certificate (this “Certificate”) is submitted pursuant to the Credit Agreement. Pursuant to the Collateral Documents, the Administrative Agent has been granted a security interest in all of the Collateral referred to in this Certificate and has a valid perfected first priority security interest in the Collateral, subject to Permitted Liens.

The undersigned hereby certifies, as of the date first written above, that (a) the amounts and calculations (i) the information set forth in Schedule A accurately reflect the Borrower Base, (ii) the information set forth in Schedule B accurately reflect the Eligible Commercial Project Back-Log, Eligible Residential Project Back-Log and Eligible Military Project Back-Log, (iii) the information set forth in Schedule C accurately reflect the Eligible Commercial Take-Out, Eligible Military Take-Out and Eligible Residential Take-Out, and (iv) attached as Exhibit A are true and complete copies of all funding notices delivered to the Tax Equity Investors for the prior month (b) no Default or Event of Default has occurred or is continuing.

Delivery of an executed counterpart of a signature page of this Certificate by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Certificate.

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[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SOLARCITY CORPORATION, a Delaware corporation

By:
Name:
Title:

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule A

(See attached)

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule B

Form of

Back-Log Spreadsheet

Available Backlog
Market	Market Size	PV System Size (in kW)	PV System Value FMV (in $/W)[1]	PV System Value (in $)
	Lg Comm
	Md Comm
	Sm Comm

Commercial		—		$0

	Large Resi
	Small Resi

Military		—		$0

	Large Resi
	Small Resi

Residential		—		$0

1 - Insert amount as determined by the definition of PV System Value in the Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule C

Form of

Take-Out Spreadsheet

Available Unfunded Take-Out
Fund	Investor	Close Date	Commitment Amount	Total Investor Contributions	Remaining Commitment	Available to Commercial	Available to Military	Available to Residential

Total			$0	$0	$0	$0	$0	$0

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A to Borrowing Base Certificate

(See attached funding notices)

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT R

Form of

Back-Log Spreadsheet

Available Backlog
Market	Market Size	PV System Size (in kW)	PV System Value FMV (in $/W)[1]	PV System Value (in $)
	Lg Comm
	Md Comm
	Sm Comm

Commercial		—		$0

	Large Resi
	Small Resi

Military		—		$0

	Large Resi
	Small Resi

Residential		—		$0

1 - Insert amount as determined by the definition of PV System Value in the Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT S

Form of

Take-Out Spreadsheet

Available Unfunded Take-Out
Fund	Investor	Close Date	Commitment Amount	Total Investor Contributions	Remaining Commitment	Available to Commercial	Available to Military	Available to Residential

Total			$0	$0	$0	$0	$0	$0

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.